                -----------------------------------------------------



                             AGREEMENT AND PLAN OF MERGER


                                     By and Among

                             Tenet Healthcare Corporation

                                 OHC Acquisition Co.

                                         and

                                  OrNda Healthcorp.



                             Dated as of October 16, 1996

                -----------------------------------------------------

                             TABLE OF CONTENTS

                                  ARTICLE I

THE MERGER...............................................................  1

            Section 1.1       The Merger.................................  1
            Section 1.2       Effective Time of the Merger. .............  2

                                 ARTICLE II

THE SURVIVING CORPORATION................................................  2

            Section 2.1       Certificate of Incorporation...............  2
            Section 2.2       By-Laws....................................  2
            Section 2.3       Directors and Officers of Surviving
                              Corporation................................  2

                                 ARTICLE III

CONVERSION OF SHARES.....................................................  3

            Section 3.1       Exchange Ratio.............................  3
            Section 3.2       Exchange of Certificates Representing
                              Shares.....................................  3
            Section 3.3       Dividends; Transfer Taxes..................  5
            Section 3.4       No Fractional Securities...................  5
            Section 3.5       Closing of Company Transfer Books..........  6
            Section 3.6       Closing....................................  6

                                 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT.................................  6

            Section 4.1       Organization...............................  6
            Section 4.2       Capitalization.............................  7
            Section 4.3       Subsidiaries...............................  8
            Section 4.4       Authority Relative to this Agreement....... 10
            Section 4.5       Consents and Approvals; No Violations...... 10
            Section 4.6       Reports and Financial Statements........... 11
            Section 4.7       Absence of Certain Changes or Events....... 12
            Section 4.8       Litigation................................. 12

                                                                         PAGE
            Section 4.9       Information in Disclosure Documents and
                              Registration Statement..................... 12
            Section 4.10      Absence of Undisclosed Liabilities......... 13
            Section 4.11      No Default................................. 13
            Section 4.12      Taxes. .................................... 14
            Section 4.13      Title to Properties; Encumbrances.......... 15
            Section 4.14      Compliance with Applicable Law............. 15
            Section 4.15      Medicare Participation/
                              Accreditation.............................. 16
            Section 4.16      Labor Matters.............................. 17
            Section 4.17      Employee Benefit Plans;  ERISA............. 17
            Section 4.18      Vote Required.............................. 20
            Section 4.19      Opinion of Financial Advisor. ............. 20
            Section 4.20      Certain Actions Under Nevada Law........... 20

                                  ARTICLE V

REPRESENTATIONS AND WARRANTIES OF COMPANY................................ 21

            Section 5.1       Organization............................... 21
            Section 5.2       Capitalization............................. 21
            Section 5.3       Subsidiaries............................... 22
            Section 5.4       Authority Relative to this Agreement....... 23
            Section 5.5       Consents and Approvals; No Violations...... 24
            Section 5.6       Reports and Financial Statements........... 25
            Section 5.7       Absence of Certain Changes or Events....... 25
            Section 5.8       Litigation................................. 26
            Section 5.9       Information in Disclosure Documents and
                              Registration Statement..................... 26
            Section 5.10      Absence of Undisclosed Liabilities......... 26
            Section 5.11      No Default................................. 27
            Section 5.12      Taxes...................................... 27

                                                                         PAGE
            Section 5.13      Title to Properties; Encumbrances.......... 27
            Section 5.14      Compliance with Applicable Law............. 28
            Section 5.15      Medicare Participation/
                              Accreditation.............................. 28
            Section 5.16      Labor Matters.............................. 29
            Section 5.17      Employee Benefit Plans; ERISA. ............ 29
            Section 5.18      Vote Required.............................. 32
            Section 5.19      Opinion of Financial Advisor............... 32
            Section 5.20      Takeover Status............................ 33

                                 ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER................................... 33

            Section 6.1       Conduct of Business by Company Pending the
                              Merger..................................... 33
            Section 6.2       Conduct of Business by Parent Pending
                              the Merger................................. 35
            Section 6.3       Conduct of Business of Sub................. 37
            Section 6.4       Certain Tax Matters........................ 37

                                 ARTICLE VII

ADDITIONAL AGREEMENTS.................................................... 37

            Section 7.1       Access and Information..................... 37
            Section 7.2       Acquisition Proposals...................... 38
            Section 7.3       Registration Statement; Listing
                              Application................................ 39
            Section 7.4       Proxy Statements; Stockholder Approvals.... 39
            Section 7.5       Compliance with the Securities Act......... 41
            Section 7.6       Antitrust Laws............................. 41
            Section 7.7       Voting Agreements.......................... 42
            Section 7.8       Employee Stock Options..................... 42
            Section 7.9       Public Announcements....................... 43
            Section 7.10      Continuance of Existing Indemnification
                              Rights..................................... 43
            Section 7.11      Expenses................................... 44
            Section 7.12      Additional Agreements...................... 44
            Section 7.13      Directors of Parent........................ 45

            Section 7.14      Certain Benefits........................... 45
            Section 7.15      Registration Statement for Securities Act
                              Affiliates................................. 45
            Section 7.16      Publication of Post Merger Financial
                              Results.................................... 45

                                ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER................................. 45

            Section 8.1       Conditions to Each Party's Obligation to
                              Effect the Merger.......................... 45
            Section 8.2       Conditions to Obligation of Company to
                              Effect the Merger.......................... 46
            Section 8.3       Conditions to Obligations of Parent and
                              Sub to Effect the Merger................... 49

                                 ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER........................................ 52

            Section 9.1       Termination................................ 52
            Section 9.2       This Section Intentionally Left Blank...... 55
            Section 9.3       Effect of Termination...................... 55
            Section 9.4       Amendment.................................. 57
            Section 9.5       Waiver..................................... 58

                                  ARTICLE X

GENERAL PROVISIONS....................................................... 58

            Section 10.1      Survival of Representations, Warranties
                              and Agreements............................. 58
            Section 10.2      Brokers.................................... 58
            Section 10.3      Notices.................................... 59
            Section 10.4      Descriptive Headings....................... 60
            Section 10.5      Entire Agreement; Assignment............... 60
            Section 10.6      Severability............................... 61
            Section 10.7      Governing Law.............................. 61
            Section 10.8      Specific Performance....................... 61

                                                                         PAGE
            Section 10.9      Counterparts............................... 61

EXHIBITS

Exhibit A-1       Form of Stockholder Voting Agreement
Exhibit A-2       Form of Stockholder Voting Agreement
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Certain Benefits
Exhibit D         Intentionally Omitted
Exhibit E         Form of Affiliate Letter
Exhibit F-1       Form of Stock Option Agreement
Exhibit F-2       Form of Stock Option Agreement

                         AGREEMENT AND PLAN OF MERGER


            This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 16, 1996, is made by and among Tenet Healthcare Corporation, a Nevada corporation ("Parent"), OHC Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and OrNda Healthcorp, a Delaware corporation ("Company").

            WHEREAS, The Boards of Directors of Parent, Sub and Company deem it advisable and in the best interests of their respective stockholders that Sub merge with and into Company, and such Boards of Directors have approved the merger (the "Merger") of Sub with and into Company upon the terms and subject to the conditions set forth herein; and

            WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, for accounting and financial reporting purposes, it is intended that the Merger shall be treated as a pooling of interests;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Stockholder Voting Agreements (as defined herein), the parties hereto agree as follows:

                              ARTICLE I

                              THE MERGER

            Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into Company and the separate corporate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "GCL").

            Section 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in Article VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate of Merger is so filed.

                             ARTICLE II

                     THE SURVIVING CORPORATION

            Section 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

            Section 2.2 BY-LAWS. Subject to Section 7.10 hereof, the By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.

            Section 2.3       DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

                  (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

                  (b) The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                             ARTICLE III

                       CONVERSION OF SHARES

            Section 3.1 EXCHANGE RATIO. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each of the shares of the Company's Common Stock, par value $.01 per share (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or by Parent or any subsidiary of Parent or the Company) shall be converted into the right to receive (i) 1.35 (the "Exchange Ratio") shares of Parent Common Stock, par value $.075 per share (the "Parent Common Stock"; and upon such conversion, the "Parent Shares"), issuable upon the surrender of the certificate formerly representing such Share, and (ii) one associated preferred stock purchase right (a "Parent Right") issued in accordance with the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Parent and Bank of America NTS as successor to Bankers Trust Company (references to Parent Shares issuable in the Merger shall be deemed to include the associated Parent Rights);

                  (b) Each Share held in the treasury of Company, if any, and each Share held by Parent or any subsidiary of Parent or Company immediately prior to the Effective Time shall be cancelled and retired and cease to exist;

                  (c) Each share of Common Stock of the Sub, par value $.01 per share (the "Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and become a fully paid and nonassessable share of Common Stock of the Surviving Corporation.

            Section 3.2       EXCHANGE OF CERTIFICATES REPRESENTING SHARES.

                  (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article III, (i) certificates representing the number of Parent Shares issuable in the Merger, to be issued in respect of all Shares outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (exclusive of shares to be cancelled pursuant to Section 3.1(b)), and (ii) cash to be paid in lieu of the issuance of fractional shares as provided in Section
3.4 hereof (such cash and certificates for Parent Shares being hereinafter referred to collectively as the "Exchange Fund").

                  (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of a certificate or certificates representing Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for Shares shall pass, only upon delivery of the certificates for Shares to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Shares. Upon surrender of a certificate for Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the certificate for Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash to be paid which is in the Exchange Fund as part of the Exchange Ratio. In the event of any transfer of ownership of Shares which has not been registered in the transfer records of the Company, certificates representing the proper number of Parent Shares, if any, together with a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred Shares presented to the Exchange Agent, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

            Section 3.3 DIVIDENDS; TRANSFER TAXES. No dividends that are declared on Parent Shares will be paid to persons entitled to receive certificates representing Parent Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Shares shall be issued, any dividends which shall have become payable with respect to such Parent Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Parent Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat laws and (ii) any Parent Shares held by the Exchange Agent prior to surrender of certificates representing Shares shall not be deemed issued.

            Section 3.4 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III and no dividend, stock split or other change in the capital structure of Company shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Parent Common Stock on the New York Stock Exchange on the day of the Effective Time, or, if shares of Parent Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the New York Stock Exchange. For this purpose, Shares of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid an amount in respect of more than one Parent Share.

            Section 3.5 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing Parent Shares.

            Section 3.6 CLOSING. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California, at 10:00 a.m., local time, on the later of (a) the date of the stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Parent and Company shall agree.

                             ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT

            Except as otherwise disclosed to Company in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Parent Disclosure Letter"), Parent represents and warrants to Company as follows:

            Section 4.1 ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Parent and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect").

            Section 4.2 CAPITALIZATION. The authorized capital stock of Parent consists of 450,000,000 shares of Parent Common Stock, and 2,500,000 shares of Parent Preferred Stock, par value $.15 per share (the "Parent Preferred Stock"). As of August 31, 1996, (i) 216,556,908 shares of Parent Common Stock were issued and outstanding, (ii) employee and non-employee director stock options to acquire 20,076,236 shares of Parent Common Stock (the "Parent Employee Stock Options") were outstanding under all stock option plans of Parent, (iii) 500,000 shares of Parent Common Stock were reserved for issuance in connection with Parent's Deferred Compensation Plan Trust (and 250,000 additional shares were approved by the Board of Directors of Parent on September 25, 1996), (iv) 1,000,000 shares of Parent Common Stock were reserved for issuance in connection with Parent's 1994 SERP Trust (and 1,500,000 additional shares were approved by the Board of Directors of Parent on September 25, 1996), (v) 225,000 shares of Parent Series A Junior Participating Preferred Stock, par value $.15 per share, (the "Series A Preferred Stock") were reserved for issuance upon the exercise of Parent Rights held by holders of the Parent Common Stock which, when exercisable, enable the holders thereof to purchase one two-thousandths of a share of Series A Preferred Stock, and (vi) 1,889,394 shares of Parent Common Stock were reserved for issuance in connection with Parent's Employee Stock Purchase Plan. In addition, on September 25, 1996, the Board approved the reservation of 60,000 shares of Parent Common Stock to fund a trust securing the retirement benefits of two employees of an acquired hospital. As of August 31, 1996, Parent had 1,176,091 treasury shares and no shares of Parent Common Stock were held by Parent's subsidiaries. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Parent Common Stock issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by Parent. Except as set forth above, as of the date of this Agreement there are no shares of capital stock of Parent issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, or the capital stock or securities of Sub. Except as provided in this Agreement, after the Effective Time, Parent will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

            Section 4.3 SUBSIDIARIES. Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which Parent owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Parent Subsidiaries".)

                  (a) Each Parent Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Parent Subsidiary that is a partnership or a limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation.

                  (b) Each Parent Subsidiary has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

                  (c) Each Parent Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Parent Material Adverse Effect. Each Parent Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Parent Material Adverse Effect.

                  (d) All of the outstanding shares of capital stock of the Parent Subsidiaries that are corporations are validly issued, fully paid and nonassessable.

                  (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Parent Subsidiaries owned by Parent or a Parent Subsidiary are owned by Parent or by a Parent Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in Section
4.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent or any Parent Subsidiary to issue, transfer or sell any securities of Parent or any Parent Subsidiary.

                  (f) There are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Parent or any of the Parent Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

                  (g) Sub is a newly incorporated company formed solely for purposes of the transactions contemplated by this Agreement and has engaged in no activity other than as provided in, or contemplated by, this Agreement.

            Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Sub has the corporate power and authority to enter into this Agreement, the Stock Option Agreements between Parent and Company dated as of October 17, 1996 (the "Stock Option Agreements"), the Registration Rights Agreements between Parent and the stockholders listed therein (the "Registration Rights Agreements") and the Stockholder Voting Agreements between Parent and the Stockholders listed therein dated as of October 17, 1996 (the "Stockholder Voting Agreements" and, together with this Agreement, the Stock Option Agreements and the Registration Rights Agreements, the "Transaction Documents") and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Stock Option Agreements by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Sub and by Parent as the sole stockholder of Sub, and, except for the approval of Parent's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b) hereof, no other corporate action or proceedings on the part of either Parent or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

            Section 4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, certain state and local regulatory filings relating to health care licensing and similar matters, and the filing of an appropriate certificate of merger (the "Certificate of Merger") in such form as required by, and executed in accordance with the relevant provisions of, the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent or Sub of the transactions contemplated by the Transaction Documents, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Parent Material Adverse Effect. Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter documents or By-Laws of Parent or Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of the Parent Subsidiaries or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Parent Material Adverse Effect.

            Section 4.6 REPORTS AND FINANCIAL STATEMENTS. Parent has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1993 (collectively, the "Parent SEC Reports"). None of such Parent SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Reports fairly presents the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Parent and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise noted therein.

            Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Parent SEC Reports, since May 31, 1996, neither Parent nor any of the Parent Subsidiaries has: (a) taken any of the actions set forth in Sections 6.2(b) or 6.2(c) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Parent and the Parent Subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor owned hospital business in general); or (c) subsequent to the date hereof, except as permitted by Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

            Section 4.8       LITIGATION.  Except for litigation disclosed in
(i) the notes to the financial statements included in Parent's Annual Report to Stockholders for the year ended May 31, 1996 or (ii) the Parent SEC Reports, there is no suit, action or proceeding pending or, to the best of Parent's knowledge, threatened against or affecting Parent or any of the Parent Subsidiaries, the outcome of which, in the reasonable judgment of Parent, is likely individually or in the aggregate to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of the Parent Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

            Section 4.9 INFORMATION IN DISCLOSURE DOCUMENTS AND Registration Statement. None of the infor-mation to be supplied by Parent for inclusion or incorporation by reference in
(a) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the offering of the Parent Shares to be issued in the Merger or any registration statement relating to other securities to be issued in connection with the Merger (in each case, the "Registration Statement") or (b) the joint proxy statement to be distributed in connection with Parent's and Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder.

            Section 4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which (i) are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports, or (ii) were incurred after May 31, 1996 in the ordinary course of business and consistent with past practices, neither Parent nor any Parent Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

            Section 4.11      NO DEFAULT.  Neither Parent nor any of the
Parent Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Articles of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Parent or any of the Parent Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of the Parent Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a Parent Material Adverse Effect.

            Section 4.12      TAXES.

                  (a) Parent and the Parent Subsidiaries have duly filed all material Tax Returns required to be filed by Parent or the Parent Subsidiaries and have paid the Taxes shown to be due thereon. The most recent financial statements contained in the Parent SEC Reports provide an adequate accrual for the payment of Taxes for the periods covered by such Parent SEC Reports. No material deficiencies for Taxes have been assessed or asserted by a "30-Day Letter" or a notice of deficiency as defined in section 6212 of the Code (or similar notice under state, local, or foreign law) which would have a Parent Material Adverse Effect and for which adequate reserves have not been established in the most recent financial statements contained in the most recent Parent SEC Reports as of the date hereof.

                  (b)   For purposes of this Agreement:

                        (i) "AUDIT" shall mean any audit, assessment of Taxes, other examination by any Taxing Authority, proceeding or appeal of such proceeding relating to Taxes.

                        (ii) "TAXES" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                        (iii) "TAXING AUTHORITY" shall mean the Internal
                  Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

                        (iv) "TAX RETURNS" shall mean all Federal, state,
                  local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

            Section 4.13      TITLE TO PROPERTIES; ENCUMBRANCES.

            Except as otherwise provided in this Section 4.13, each of Parent and the Parent Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Parent and the Parent Subsidiaries as of May 31, 1996 included in Parent's Annual Report on Form l0-K for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since May 31, 1996). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, and do not impair the operations of Parent and the Parent Subsidiaries, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (iii) mortgages on real property in an aggregate amount not greater than $100,000,000.

            Section 4.14 COMPLIANCE WITH APPLICABLE LAW. Each of Parent and the Parent Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, the "Laws"), except where the failure to be in such compliance would not individually or in the aggregate have a Parent Material Adverse Effect.

            Section 4.15      MEDICARE PARTICIPATION/ACCREDITATION.

                  (a) All hospitals or significant health care facilities owned or operated as continuing operations by Parent or any Parent Subsidiary (each, a "Parent Facility") are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of Parent's assets except where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications would not individually or in the aggregate have a Parent Material Adverse Effect. Neither Parent nor any of the Parent Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations, and neither Parent nor any of the Parent Subsidiaries has any reason to believe that any such investigations or surveys are pending, threatened or imminent which may individually or in the aggregate have a Parent Material Adverse Effect. Each Parent Facility eligible for such accreditation is accredited by the Joint Commission on Accreditation of Healthcare Organizations, the Commission on Accreditation of Rehabilitation or other appropriate accreditation agency.

                  (b) Each Parent Facility is licensed by the proper state department of health to conduct its business in substantially the manner conducted by such Parent Facility and is authorized to operate the number of beds utilized therein. The Parent Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses. Parent has heretofore made available to Company correct and complete copies of all such licenses. The facilities, equipment, staffing and operations of the Parent Facilities satisfy the applicable state hospital licensing requirements in all material respects.

            Section 4.16      LABOR MATTERS.

                  (a) Neither Parent nor any of the Parent Subsidiaries is a party to, or bound by, any material collective bargaining agreement with a labor union or labor organization; (b) there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent or the Parent Subsidiaries relating to their business, except for any such proceeding which would not individually or in the aggregate have a Parent Material Adverse Effect; and (c) to the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving a material number of employees of Parent or any of the Parent Subsidiaries.

            Section 4.17  EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement (the "Parent Plans"), currently maintained or contributed to or required to be contributed to by (i) Parent, (ii) any Parent Subsidiary or (iii) any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent is a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of Parent, any Parent Subsidiary or any Parent ERISA Affiliate, Parent has heretofore delivered or will after the date hereof make available to Company, upon request, true and complete copies of each of the following documents:

                        (i) a copy of each Parent Plan that is in writing (including all amendments thereto);

                        (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Parent Plan for the last two plan years ending prior to the date hereof;

                        (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Parent Plan;

                        (iv) if the Parent Plan is funded through a trust or any other third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

                        (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each Parent Plan intended to qualify under section 401 of the Code.

                  (b) No liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any Parent ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to Parent or any Parent Subsidiary or any Parent ERISA Affiliate of incurring a liability under such Title which will, individually or in the aggregate, have a Parent Material Adverse Effect, or give rise to a lien under Title IV of ERISA.

                  (c) No Parent Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Parent Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Parent Plan or otherwise) on or prior to the date hereof have been timely made.

                  (d) No Parent Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Parent Plan a plan described in
Section 4063(a) of ERISA.

                  (e) Each Parent Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to Parent's knowledge, no amendment has been made to any such Parent Plan since the date of such letter that is likely to result in the disqualification of such Plan.

                  (f) Each of the Parent Plans has been operated and administered in all respects in accordance with applicable laws, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such Parent Plans that would not, individually or in the aggregate, have a material adverse effect on any such Parent Plan.

                  (g) Except as expressly provided in this Agreement, any exhibit hereto, a Parent Plan or as otherwise agreed in writing by Parent and Company, the consummation of the transactions contemplated by this Agreement will not

                        (i) entitle any current or former employee or officer of
                  Parent or any Parent Subsidiary to severance pay, unemployment compensation or any other payment, or

                        (ii) accelerate the time of payment or vesting, or
                  increase the amount of compensation due any such employee or officer.

                  (h) With respect to each Parent Plan that is funded wholly or partially through an insurance policy, the Parent and the Parent Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the closing other than any such lia-bility that, individually or in the aggregate, would not have a material adverse effect on the applicable Parent Plan.

                  (i) There are no pending or, to Parent's knowledge, threatened claims by or on behalf of any of the Parent Plans, by any employee or beneficiary covered under any such Parent Plan involving any such Parent Plan (other than routine claims for benefits), other than any such claims that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  (j) Neither Parent nor any Parent Subsidiary or, to the Parent's knowledge, any Parent ERISA Affiliate, any of the Parent Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Parent or any Parent Subsidiary or, to Parent's knowledge, any Parent ERISA Affiliate, any of the Parent Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Parent Plans or any such trust is likely to be subject to either a civil liability under section 409 of ERISA or Section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code, other than any such liability or tax that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            Section 4.18 VOTE REQUIRED. Authorization of the issuance of the Parent Shares to be issued in the Merger will require the affirmative vote of a majority of Parent Common Stock voted at the stockholders' meeting referred to in Section 7.4(b).

            Section 4.19 OPINION OF FINANCIAL ADVISOR. Each of the Board of Directors of Parent and Sub (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Parent and Sub. The Board of Directors of Parent has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Parent's financial advisor, substantially to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

            Section 4.20 CERTAIN ACTIONS UNDER NEVADA LAW. The Board of Directors of Parent has taken all appropriate action so that the entry into this Agreement and the consummation of the transactions contemplated hereunder shall be exempted from the provisions of Sections 78.411-78.444 of the General Corporation Law of Nevada.

                              ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF COMPANY

            Except as otherwise disclosed to Parent and Sub in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Sub as follows:

            Section 5.1 ORGANIZATION. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect").

            Section 5.2 CAPITALIZATION. The authorized capital stock of Company consists of 200,000,000 Shares and 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Company Preferred Stock"). As of August 31, 1996, (i) 58,250,996 Shares were issued and outstanding, (ii) employee and non-employee director stock options to acquire 5,195,458 Shares (the "Employee Stock Options") were outstanding under all stock option plans and agreements of Company, (iii) warrants to purchase 92,600 Shares (the "Warrants") were outstanding pursuant to the Warrant Agreement dated as of April 30, 1990, between Company and Ameritrust Texas National Association (the "Warrant Agreement"); (iv) 1,300,000 Shares were re-served for issuance under the Company Stock Purchase Plan, of which 62,460 Shares were purchased as of September 20, 1996; and (v) approximately 122,704 Shares were reserved for issuance under Company's 401(k) savings plan (the Shares reserved for issuance referred to in clauses (iv) and (v) above, the "Employee Shares"). As of August 31, 1996, the Company had no treasury shares and no Shares were held by Company's subsidiaries. All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above and as otherwise provided for in this Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement, after the Effective Time, Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

            Section 5.3 SUBSIDIARIES. Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which Company owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Company Subsidiaries".)

                  (a) Each Company Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Company Subsidiary that is a partnership or a limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation.

                  (b) Each Company Subsidiary has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

                  (c) Each Company Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect.

                  (d) All of the outstanding shares of capital stock of the Company Subsidiaries that are corporations are validly issued, fully paid and nonassessable.

                  (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company Subsidiaries owned by Company or a Company Subsidiary are owned by Company or by a Company Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in
Section 5.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company or any Company Subsidiary to issue, transfer or sell any securities of Company or any Company Subsidiary.

                  (f) There are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Company or any of the Company Subsidiaries is a party or is bound with respect to the voting of the capital stock of Company or any of the Company Subsidiaries.

            Section 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has the corporate power and authority to enter into the Transaction Documents, as applicable, to which it is a party and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Stock Option Agreements by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by Company's Board of Directors and, except for the approval of Company's stockholders to be sought at the stockholders meeting contemplated by
Section 7.4(a) hereof, no other corporate action or proceedings on the part of Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

            Section 5.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state securities or blue sky laws, certain state and local regulatory filings relating to healthcare licensing and similar matters, and the filing and recordation of the Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the transactions contemplated by the Transaction Documents, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Company Material Adverse Effect. Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Company or any of the Company Subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, con-tract, agreement or other instrument or obligation to which Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company, any of the Company Subsidiaries or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect.

            Section 5.6 REPORTS AND FINANCIAL STATEMENTS. Company has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act since January 1, 1993 (collectively, the "Company SEC Reports"). None of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presents the consolidated financial position of Company and the Company Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Company and the Company Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein.

            Section 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company SEC Reports, since May 31, 1996 neither Company nor any of the Company Subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Company and the Company Subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor owned hospital business in general); or (c) subsequent to the date hereof, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

            Section 5.8       LITIGATION.  Except for litigation disclosed in
(i) the notes to the financial statements included in Company's Annual Report to Stockholders for the year ended August 31, 1995 or (ii) the Company SEC Reports, there is no suit, action or proceeding pending or, to the best of Company's knowledge, threatened against or affecting Company or any of the Company Subsidiaries, the outcome of which, in the reasonable judgment of Company, is likely individually or in the aggregate to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

            Section 5.9 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by Company for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

            Section 5.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which (i) are accrued or reserved against in Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports, or (ii) were incurred after May 31, 1996 in the ordinary course of business and consistent with past practices, neither Company nor any

Company Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

            Section 5.11 NO DEFAULT. Neither Company nor any of the Company Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Company or any of the Company Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

            Section 5.12      TAXES.
                  (a) Company and the Company Subsidiaries have duly filed all material Tax Returns required to be filed by Company or the Company Subsidiaries and have paid the Taxes shown to be due thereon. The most recent financial statements contained in the Company SEC Reports provide an adequate accrual for the payment of Taxes for the periods covered by such Company SEC Reports. No material deficiencies for Taxes have been assessed or asserted by a "30-Day Letter" or a notice of deficiency as defined in section 6212 of the Code (or similar notice under state, local, or foreign law) which would have a Company Material Adverse Effect and for which adequate reserves have not been established in the most recent financial statements contained in the most recent Company SEC Reports as of the date hereof.

                  (b) Neither Company nor any of the Company Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

            Section 5.13      TITLE TO PROPERTIES; ENCUMBRANCES.

            Except as otherwise provided in this Section 5.13, each of Company and the Company Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Company and the Company Subsidiaries as of May 31, 1996 included in Company's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since May 31, 1996). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, and do not impair the operations of Company and the Company Subsidiaries, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (iii) mortgages on real property in an aggregate amount not greater than $100,000,000.

            Section 5.14 COMPLIANCE WITH APPLICABLE LAW. Each of Company and the Company Subsidiaries is in compliance with all applicable Laws, except where the failure to be in such compliance would not individually or in the aggregate have a Company Material Adverse Effect.

            Section 5.15      MEDICARE PARTICIPATION/ACCREDITATION.
                  (a) All hospitals or significant healthcare facilities owned or operated as continuing operations by Company or any Company Subsidiary (each, a "Company Facility") are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of Company's assets except where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications would not individually or in the aggregate have a Company Material Adverse Effect. Neither Company nor any of the Company Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and neither Company nor any of the Company Subsidiaries has any reason to believe that any such investigations are pending, threatened or imminent which may individually or in the aggregate have a Company Material Adverse Effect. Each Company Facility eligible for such accreditation is accredited by the Joint Commission on Accreditation of Healthcare Organizations, the Commission on Accreditation of Rehabilitation or other appropriate accreditation agency.

                  (b) Each such Company Facility is licensed by the proper state department of health to conduct its business in substantially the manner conducted by such Company Facility and is authorized to operate the number of beds utilized therein. The Company Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses. Company has heretofore made available to Parent correct and complete copies of all such licenses. The facilities, equipment, staffing and operations of the Company Facilities satisfy the applicable state hospital licensing requirements in all material respects.

            Section 5.16  LABOR MATTERS.

                  (a) Neither Company nor any of the Company Subsidiaries is a party to, or bound by, any material collective bargaining agreement with a labor union or labor organization; (b) there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Company, threatened against Company or the Company Subsidiaries relating to their business, except for any such proceeding which would not individually or in the aggregate have a Company Material Adverse Effect; and (c) to the knowledge of Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving a material number of employees of Company or any of the Company Subsidiaries.

            Section 5.17      EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement (the "Plans"), currently maintained or contributed to or required to be contributed to by (i) Company, (ii) any Company Subsidiary or (iii) any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that together with Company is a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Company, any Company Subsidiary or any Company ERISA Affiliate, Company has heretofore delivered or will after the date hereof make available to Parent, upon request, true and complete copies of each of the following documents:

                        (i) a copy of each Plan that is in writing (including all amendments thereto);

                        (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last two plan years ending prior to the date hereof;

                        (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan;

                        (iv) if the Plan is funded through a trust or any other third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

                        (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

                  (b) No liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to Company or any Company Subsidiary or any Company ERISA Affiliate of incurring a liability under such Title which will, individually or in the aggregate, have a Company Material Adverse Effect, or give rise to a lien under Title IV of ERISA.

                  (c)   No Plan subject to the minimum funding requirements of
section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Plan or otherwise) on or prior to the date hereof have been timely made.

                  (d) Except as set forth in Section 5.17(f) of the Company Disclosure Letter, no Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Plan a plan described in Section 4063(a) of ERISA.

                  (e) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to Company's knowledge, no amendment has been made to any such Plan since the date of such letter that is likely to result in the disqualification of such Plan.

                  (f) Each of the Plans has been operated and administered in all respects in accordance with applicable laws, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such Plans that would not, individually or in the aggregate, have a material adverse effect on any such Plan.

                  (g) Except as expressly provided in this Agreement, any exhibit hereto, a Plan or as otherwise agreed in writing by Parent and Company, the consummation of the transactions contemplated by this Agreement will not

                        (i) entitle any current or former employee or officer of Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment, or

                        (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (h) With respect to each Plan that is funded wholly or partially through an insurance policy, the Company and the Company Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the closing other than any such liability that, individually or in the aggregate, would not have a material adverse effect on the applicable Plan.

                  (i) There are no pending or, to the Company's knowledge, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan involving any such Plan (other than routine claims for benefits), other than any such claims that would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (j) Neither Company nor any Company Subsidiary or, to the Company's knowledge, any Company ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Company or any Company Subsidiary or, to Parent's knowledge, any Company ERISA Affiliate, any of the ERISA Plans, any such trust or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust is likely to be subject to either a civil liability under Section 409 of ERISA or
Section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code other than any such liability or tax that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            Section 5.18 VOTE REQUIRED. Approval of the Merger by the stockholders of Company will require the affirmative vote of the holders of a majority of the outstanding Shares at the stockholders' meeting referred to in
Section 7.4(a).

            Section 5.19 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Company has received the opinion of Merrill Lynch & Co., Company's financial advisor, substantially to the effect that the Exchange Ratio is fair to the holders of the Shares (other than Parent and its affiliates) from a financial point of view.

            Section 5.20 TAKEOVER STATUS. The Board of Directors of the Company has taken all appropriate action so that neither Parent nor Sub will be an "interested stockholder" within the meaning of Section 203 of the GCL by virtue of the execution of the Stockholder Agreements, the Company's entry into this Agreement and the consummation of the transactions contemplated hereunder.

                             ARTICLE VI

              CONDUCT OF BUSINESS PENDING THE MERGER

            Section 6.1 CONDUCT OF BUSINESS BY COMPANY PENDING THE MERGER. From the date of this Agreement to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise contemplated by this Agreement, or any Exhibit hereto, or the Company Disclosure Letter:

                  (a) the respective businesses of Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Company or any Company Subsidiary;

                  (b) Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Company Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Company Subsidiaries;

                  (c) neither Company nor any of the Company Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for (a) unissued Shares reserved for issuance upon the exercise of Employee Stock Options, (b) Shares to be issued pursuant to the Warrant Agreement and (c) the Employee Shares; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in excess of $5,000,000 in any one or a series of related transactions other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Company Subsidiary in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to Company Subsidiaries and other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor;
(vii) permit any insurance policy naming Company or any Company Subsidiary as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) Company shall use reasonable efforts to preserve intact the business organization of Company and the Company Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Company Subsidiaries;

                  (e) neither Company nor any of the Company Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new Plan or amend in any material respect any existing Plan, or make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business and consistent with past practice, (ii) as may be required under applicable Law or the terms of any existing Plan or agreement, and (iii) the granting of retention bonuses to certain officers and employees in an aggregate amount not to exceed $2,000,000; and

                  (f) neither Company nor any of the Company Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of Company as a pooling of interests for accounting purposes; or (ii) knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

            Section 6.2       CONDUCT OF BUSINESS BY PARENT PENDING THE
MERGER. From the date of this Agreement to the Effective Time, unless Company shall otherwise agree in writing, or as otherwise contemplated by this Agreement or the Parent Disclosure Letter:

                  (a) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Parent or any Parent Subsidiary;

                  (b) Parent shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Parent Subsidiaries; (ii) amend its Articles of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Parent Subsidiaries;

                  (c)  neither Parent nor any of the Parent Subsidiaries shall
(i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares of Parent Common Stock reserved for issuance upon the exercise of Parent Employee Stock Options, (ii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Parent Subsidiary in the ordinary course of business and consistent with past practices; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) Parent shall use reasonable efforts to preserve intact the business organization of Parent and the Parent Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Parent Subsidiaries; and

                  (e)  neither Parent nor any of the Parent Subsidiaries shall
(i) knowingly take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of Company as a pooling of interests for accounting purposes; or (ii) knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

            Section 6.3 CONDUCT OF BUSINESS OF SUB. From the date hereof to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

            Section 6.4 CERTAIN TAX MATTERS. (a) Without the prior approval of Parent, neither the Company nor any Company Subsidiaries shall, prior to the Effective Time, (i) settle any Audit if such settlement requires Tax payments in excess of $10,000,000, or (ii) file any amended Tax Return that increases the Tax liabilities reflected on such Return by more than $10,000,000 over the Tax liabilities reflected on the Tax Return that is being amended; and

                  (b) Without prior timely notice and consultation with Parent, neither the Company nor any Company Subsidiaries shall make or change any material Tax election.

                             ARTICLE VII

                       ADDITIONAL AGREEMENTS

            Section 7.1 ACCESS AND INFORMATION. Company and Parent shall each afford to the other and to the other's financial advisors, legal counsel, accountants consultants and other representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party and their respective affiliates, representatives and agents shall hold in confidence all nonpublic information in accordance with the terms of the December 8, 1994 Confidentiality Letters, as amended, between Company and Parent until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material

(including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

            Section 7.2 ACQUISITION PROPOSALS. From the date hereof until the termination hereof, Parent, the Parent Subsidiaries, the Company and the Company Subsidiaries will not, and will cause their respective officers, directors, employees or other agents (including, without limitation, investment bankers, attorneys or accountants) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage, enter into any agreement or otherwise facilitate any offer or proposal for, or any indication of interest in, a merger or other business combination involving Parent or Company or the acquisition of any equity interest in, or a substantial portion of the assets of Parent or Company, other than the transactions contemplated by the Transaction Documents (an "Acquisition Proposal"), (ii) give any approval of the type referred to in
Section 4.20 or 5.20 with respect to any Acquisition Proposal, (iii) waive any provision of any standstill or similar agreements entered into by Parent, the Parent Subsidiaries, Company or the Company Subsidiaries, or (iv) engage in or continue discussions or negotiations with, or disclose any nonpublic information relating to Parent, the Parent Subsidiaries, Company or the Company Subsidiaries, respectively, or afford access to their respective properties, books or records to, any person that may be considering making, or has made, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 7.2 shall prohibit Parent or Company and their respective Boards of Directors from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the SEC under the Exchange Act, or (ii) furnishing information to, or entering into negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire Parent or Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) such Board of Directors determines in good faith upon advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Parent or Company provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and Parent or Company keeps the other informed of the status and principal financial terms of any such negotiations or discussions.

            Section 7.3       REGISTRATION STATEMENT; LISTING APPLICATION.
(a) As promptly as practicable, Parent and Company shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement. Each of Parent and Company shall use its reasonable efforts to have the Registration Statement declared effective as promptly as practicable. Parent shall use its reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent Shares pursuant hereto. Company shall furnish Parent with all information concerning Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with such Registration Statement and issuance of Parent Shares.

                  (b) Parent shall promptly prepare and submit to each of the New York Stock Exchange and Pacific Stock Exchange a listing application covering the Parent Shares to be issued in connection with the Merger and this Agreement, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Shares, subject to official notice of issuance.

            Section 7.4       PROXY STATEMENTS; STOCKHOLDER APPROVALS.

                  (a) Company, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

                  (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration

            Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its reasonable efforts to obtain such stockholder approval; PROVIDED, HOWEVER, upon the written request of Parent, that Company shall adjourn any such meeting of its stockholders in the event that any of the certain stockholders that are parties to the Stockholder Voting Agreements are in breach of such Stockholder Voting Agreements until such time as the certain stockholders are in compliance therewith.

                  (ii) recommend approval and adoption of this Agreement by the stockholders of Company and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

                  (b) Parent, acting through its Board of Directors, shall, in accordance with applicable law and its Articles of Incorporation and By-Laws:

                  (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to authorize the issuance of the Parent Shares to be issued in the Merger and shall use its best efforts to obtain such stockholder approval; and

                  (ii) recommend authorization of the issuance of the Parent Shares to be issued in the Merger by the stockholders of Parent and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

                  (c) Parent and Company, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to their respective stockholders. At the stockholders' meetings, each of Parent and Company shall vote or cause to be voted in favor of approval and adoption of this Agreement all Parent Common Stock or Shares, as the case may be, as to which it holds proxies at such time.

                  (d)   Each of Company's and Parent's obligations under this
Section 7.4 shall at all times remain subject to their fiduciary duties imposed under applicable law, in the event that, if required by such fiduciary duties as advised by counsel, the Board of Directors of Company or Parent, as the case may be, shall have withdrawn or modified its recommendation that stockholders approve and adopt this Agreement, in the case of Company, or that stockholders authorize the issuance of the Parent Shares to be issued in connection with the Merger, in the case of Parent.

            Section 7.5       COMPLIANCE WITH THE SECURITIES ACT.

                  (a) Prior to the Effective Time, Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for Company stockholders' meeting convened in accordance with Section 7.4(a) hereof, "affiliates" of Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (each, an "Affiliate").

                  (b) Company shall use its reasonable efforts to cause each person who is identified as an Affiliate in the list referred to above to deliver to Parent at or prior to the Effective Time a written agreement, in substantially the form attached hereto as Exhibit E (the "Affiliate Letters").

            Section 7.6 ANTITRUST LAWS. As promptly as practicable, Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, Company will furnish to Parent and Sub, and Parent and Sub will furnish to Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, Company will provide Parent and Sub, and Parent and Sub will provide Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

            Section 7.7 VOTING AGREEMENTS. Concurrently herewith, Parent is entering into the Stockholder Voting Agreements with each of Joseph Littlejohn & Levy Fund, L.P. and Charles N. Martin, substantially in the forms attached hereto as Exhibits A-1 and A-2.

            Section 7.8 EMPLOYEE STOCK OPTIONS. Except as provided in this Agreement or pursuant to the provisions of any Plan or employee or director stock option agreement as in effect on the date hereof, from the date hereof Company will not accelerate the vesting or exercisability of or otherwise modify the terms and conditions applicable to the Employee Stock Options. At the Effective Time, each of the Employee Stock Options which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase Parent Shares in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the stock option plans of Company governing the Employee Stock Options (the "Company Stock Option Plans")):

                  (1) The number of Parent Shares to be subject to the new option shall be equal to the product of the number of Shares subject to the original option and the Exchange Ratio, PROVIDED that any fractional Parent Shares resulting from such multiplication shall be rounded down to the nearest share and, except with respect to any options which are intended to qualify as "incentive stock options" (as defined in section 422 of the Code ("ISOs")), Parent shall pay an amount in cash to the holder of such Employee Stock Option equal to the fair market value immediately prior to the Effective Time of such fractional Parent Shares calculated based on the average closing price on the New York Stock Exchange for the last five trading days immediately preceding the day prior to the Effective Time; and

                  (2) The exercise price per Parent Share under the new option shall be equal to the aggregate exercise price of the original option divided by the total number of full Parent Shares subject to the new option (as determined under (1) immediately above), PROVIDED that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any ISOs shall be and is intended to be effected in a manner that is consistent with section 424(a) of the Code. The duration and other terms of the new option shall be the same as that of the original option, except that all references to Company shall be deemed to be references to Parent. Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement as promptly as practicable after the Effective Time for purposes of registering all Parent Shares issuable after the Effective Time upon exercise of the Employee Stock Options, and shall have such registration statement or post-effective amendment become effective and comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time.

            Section 7.9 PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by law.

            Section 7.10      CONTINUANCE OF EXISTING INDEMNIFICATION RIGHTS.
(a) For a period of six years from and after the Effective Time, Parent shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Company or any Company Subsidiary on or before the Effective Time with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time with and subject to the requirements and other provisions of Company's Certificate of Incorporation, By-Laws and indemnification agreements in effect on the date of this Agreement and applicable provisions of Law.

            (b) Parent shall cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to Company's officers and directors as the policies maintained on behalf of directors and officers of Company as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters); PROVIDED, that in no event shall Parent be required to expend to maintain or procure insurance coverage pursuant to this
Section 7.10 an amount per annum in excess of 200% of the current annual premiums for the twelve-month period ended May 31, 1997 (the "Maximum Premium") with respect to such insurance, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased or maintained for the Maximum Premium.

            Section 7.11      EXPENSES.  (a) Except as set forth in this
Section 7.11, whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Registration Statement and the related Proxy Statement, as well as the filing fee relating to the Registration Statement will be shared equally by Parent and Company.

            Section 7.12 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and Company shall take all such necessary action.

            Section 7.13 DIRECTORS OF PARENT. Parent agrees that promptly after the Effective Time, Parent shall take such action as may be necessary to enable Charles N. Martin for so long as Mr. Martin is an employee of Parent, and Paul S. Levy and J. Peter Joseph, to be appointed to the Board of Directors of Parent.

            Section 7.14 CERTAIN BENEFITS. Parent and the Company agree to take the actions described in Exhibit C hereto.

            Section 7.15 REGISTRATION STATEMENT FOR SECURITIES ACT AFFILIATES. Parent shall enter into the Registration Rights Agreements substantially in the form attached as Exhibit B, providing for the registration under the Securities Act covering the Parent Shares receivable by Securities Act Affiliates (as therein defined), which registration statement will permit such Securities Act affiliates and their partners, shareholders, beneficiaries or other similar persons to whom they may distribute Parent Shares through a dividend, partnership distribution or other similar distribution to sell such Parent Shares.


            Section 7.16      PUBLICATION OF POST MERGER FINANCIAL
RESULTS. Parent and Company agree to publish financial results covering at least 30 days of combined operations as soon as practicable after the Effective Time.

                            ARTICLE VIII

             CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consumma-tion of this transaction, which action shall have not been withdrawn or terminated.

                  (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

                  (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Company and the issuance of the Parent Shares in connection with the Merger shall have been authorized by the requisite vote of the stockholders of Parent, in each case in accordance with applicable law.

                  (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

                  (e) Each of Company and Parent shall have obtained such consents from third parties and government instrumentalities in addition to pursuant to the HSR Act as shall be required and which are material to Parent and Company and to consummation of the transactions contemplated hereby.

                  (f) Parent and Company shall have each received a letter of KPMG Peat Marwick LLP dated the Effective Time, addressed to Parent and Company stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board.

            Section 8.2 CONDITIONS TO OBLIGATION OF COMPANY TO EFFECT THE MERGER. The obligation of Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) Each of Parent and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warran-ties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and Company shall have received a certificate of the Chairman of the Board, the President or an Executive Vice President of Parent as to the satisfaction of this condition.

                  (b) Company shall have received an opinion of Debevoise & Plimpton, counsel to Company, in form and substance reasonably satisfactory to Company, dated on or about the date of the mailing of the Proxy Statement to stockholders, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for Federal income tax purposes within the meaning of section 368(a) of the Code.
In rendering such opinion Debevoise & Plimpton may require and rely upon representations contained in certificates of officers of Parent and Company and others, as well as certificates of stockholders who beneficially own five percent or more of the votes or value of any class of stock of Company and others.

                  (c) Company shall have received an opinion from Scott M. Brown, Senior Vice President, General Counsel and Secretary of Parent, or from Skadden, Arps, Slate, Meagher & Flom, special counsel to Parent, dated the Effective Time, to the effect that:

                  (i) Each of Parent and Sub is a corporation validly existing under the laws of the state of its incorporation.

                  (ii) Each of Parent and Sub has the corporate power to enter into this Agreement and the Registration Rights Agreements and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the Registration Rights Agreements and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Parent and Sub.

                  (iii) This Agreement has been executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Par-ent and Sub, enforceable against Parent and Sub in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and
            (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought. Each of the Registration Rights Agreements has been executed and delivered by Parent.

                  (iv) Neither the execution and delivery of this Agreement by Parent and Sub, nor the consummation by Parent and Sub of the transactions contemplated hereby, will violate the charter documents or By-Laws of Parent or Sub or, to the best knowledge of such counsel, and except as set forth in the Parent Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Parent or Sub, as the case may be, prior to the Effective Time or shall have been waived by Company in writing) any material contract, agreement or instrument to which Parent or Sub, as the case may be, is subject and which has been specifically identified to such counsel by Parent or Sub, as the case may be, in connection with rendering such opinion.

                  (v) The Parent Shares to be issued in connection with the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

                  (vi) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to Parent, or for the accuracy completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein with respect to information in the Registration Statement or the Proxy Statement relating to Parent, the Registration Statement complies as to form in all material respects with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder; and

                        In addition, in such opinion, such counsel shall state
            that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances in which they were made) not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Proxy Statement.

                  As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Nevada or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Parent and Sub and of public officials and opinions of local counsel, reasonably acceptable to Company.

                  (d) The listing application referred to in Section 7.3(b) shall have been approved by the New York Stock Exchange.

                  (e) Parent shall have executed and delivered the Registration Rights Agreements, substantially in the form of Exhibit B hereto.

            Section 8.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time except as contemplated by this Agreement, and Parent and Sub shall have received a Certificate of the Chairman of the Board, the President or an Executive Vice President of Company as to the satisfaction of this condition.

                  (b) Parent and Sub shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to Parent and Sub in form and substance reasonably satisfactory to Parent and Sub, dated on or about the date of the mailing of the Proxy Statement to stockholders, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for Federal income tax purposes within the meaning of section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may require and rely upon representations contained in certificates of officers of Parent, Sub, Company and others as well as certificates of shareholders who beneficially own five percent or more of the votes or value of any class of stock of Company and others.

                  (c) Parent and Sub shall have received an opinion from Ronald P. Soltman, Senior Vice President and General Counsel of Company or Debevoise & Plimpton, special counsel for Company, dated the Effective Time, to the effect that:

                  (i) Company is a corporation validly existing under the laws of the State of Delaware.

                  (ii) Company has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Company.

                  (iii) This Agreement has been executed and delivered by Company and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                  (iv) Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, will violate the Certificate of Incorporation or By-Laws of Company or, to the best knowledge of such counsel, and except as set forth in the Company Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Company prior to the Effective Time or shall have been waived by Parent and Sub in writing) any material contract, agreement or instrument to which Company or any of the Company Subsidiaries is subject and which has been specifically identified to such counsel by Company in connection with rendering such opinion.

                  (v) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to Company, or for the accuracy, completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with re-spect to information in the Registration Statement or the Proxy Statement relating to Company, the Proxy Statement complies as to form in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations promulgated thereunder.

                        In addition, in such opinion, such counsel shall state
            that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances in which they were made) not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Proxy Statement.

            As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Company and of public officials and opinions of local counsel, reasonably acceptable to Parent and Sub.

            (d) Parent and Sub shall have received a letter from Ernst & Young, LLP, Company's independent accountants, dated the Effective Time and addressed to Parent and Sub, in form and substance reasonably satisfactory to Parent in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Company and Company Subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

                             ARTICLE IX

                 TERMINATION, AMENDMENT AND WAIVER

            Section 9.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time, either before or after the approval of the stockholders of Company shall have been obtained, in each case as authorized by the respective Board of Directors of Parent or Company:

                  (a)   By mutual written consent of the parties;

                  (b) By either Parent or Company if the Merger shall not have been consummated on or before May 31, 1997 (the "Termination Date"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and PROVIDED, FURTHER, that if on the Termination Date the conditions to the Closing set forth in Sections 8.1(a) or (e) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to July 31, 1997.

                  (c) By either Parent or Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) (i) By Parent, if there shall have been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of the Company and the Company Subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor-owned hospital business in general) since the date hereof which is not cured within 30 days after notice thereof to the Company, or if the Company shall be in material breach of Section 7.2 or
Section 7.4 and, in the case of Section 7.4 only, such breach has not been cured within 30 days' notice thereof to the Company; or (ii) by Company, if there shall have been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Parent and the Parent Subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor-owned hospital business in general) since the date hereof which is not cured within 30 days after notice thereof to the Parent, or if Parent shall be in material breach of Section 7.2 or Section 7.4 and, in the case of Section 7.4 only, such breach has not been cured within 30 days' notice thereof to Parent;

                  (e) By either Parent or Company if the Board of Directors of the other (i) shall withdraw or modify (or publicly announce an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger or, in the case of the Board of Directors of Parent, the authorization of the issuance of Parent Shares pursuant to the Merger Agreement,
(ii) shall approve or recommend any Acquisition Proposal, other than by a party or an affiliate thereof, or (iii) shall resolve to take any of the actions specified in clause (i) or (ii) above;

                  (f) By either Parent or Company if any of the required approvals of the stockholders of Company or of Parent shall fail to have been obtained at a duly held stockholders meeting of either such company, including any adjournments thereof;

                  (g) By either Parent or Company, prior to the approval of this Agreement by the stockholders of such party, upon five days' prior written notice to the other, if, as a result of an Acquisition Proposal (as defined in Section 7.2 hereof) received by such party from a person other than a party to this Agreement or any of its affiliates, the Board of Directors of such party determines in good faith that the members' fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of such party shall have determined in good faith, after considering applicable provisions of state law and after giving effect to all concessions, if any, which have been offered by the other party pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel, that such action is required by the members' fiduciary obligations under applicable law, and (ii) prior to any such termination, such party shall, and shall cause its respective financial and legal advisors to, negotiate with the other party to this Agreement to make such adjustments in the terms and conditions of this Agreement as would enable such party to proceed with the transactions contemplated hereby; PROVIDED, HOWEVER, that no termination shall be effective pursuant to Sections 9.1(e), (f) or (g) under circumstances in which a Company Termination Fee (as defined below) or a Parent Termination Fee (as defined below) is payable by the terminating party under Section 9.3(b) or (c), as the case may be, unless concurrently with such termination, such termination fee is paid in full by the terminating party in accordance with the provisions of Sections 9.3(b) or (c), as the case may be;

                  (h) By Parent if the Board of Directors of Company shall have failed to take any of the actions contemplated by Section 7.4(a) as a result of the exercise of its rights under Section 7.4(d); or

                  (i) By Company if the Board of Directors of Parent shall have failed to take any of the actions contemplated by Section 7.4(b) as a result of the exercise of its rights under Section 7.4(d).

            Section 9.2       This Section Intentionally Left Blank.

            Section 9.3 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except
(i) as set forth in this Section 9.3 and in Sections 7.1, 7.11 and 10.2 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

                  (b) If this Agreement is terminated (i) by Parent pursuant to Section 9.1(e) hereof, (ii) by Parent or Company pursuant to Section 9.1(f) hereof because of the failure to obtain the required approval from the Company stockholders and at the time of such termination or prior to the meeting of Company's stockholders there shall have been an offer or proposal for, an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on
Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined below) involving Company or any of the Company Subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), (iii) by Company pursuant to
Section 9.1(g) hereof, (iv) by Parent as a result of Company's material breach of Section 7.2 or 7.4 hereof which, in the case of Section 7.4 only, is not cured within 30 days after notice thereof to Company, or (v) by Parent pursuant to Section 9.1(h) hereof, Company shall pay to Parent a termination fee of $50 million (the "Company Termination Fee").

                  (c) If this Agreement is terminated (i) by Company pursuant to Sections 9.1(e) hereof or (ii) by Parent or Company pursuant to Section 9.1(f) hereof because of the failure to obtain the required approval from the Parent stockholders and at the time of such termination or prior to the meeting of Parent's stockholders there shall have been an offer or proposal for, an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), any agreement with respect to, a transaction that would constitute an Alternative Transaction involving Parent or any of the Parent Subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), (iii) by Parent pursuant to Section 9.1(g) hereof, (iv) by the Company as a result of Parent's material breach of Section 7.2 or 7.4 hereof which, in the case of Section 7.4 only, is not cured within 30 days after notice thereof to Parent, or (v) by the Company pursuant to Section 9.1(i) hereof, Parent shall pay to Company a termination fee of $50 million (the "Parent Termination Fee").

                  (d)   Each termination fee payable under Sections 9.3(b) and
(c) above shall be payable in cash.

                  (e) Parent and Company agree that the agreements contained in Sections 9.3(b) and (c) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due under such Sections 9.3(b) and (c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                  (f)   As used herein, "Alternative Transaction" means any of
(i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or its subsidiaries and other than Company and its subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of more than 20% of the outstanding shares of Parent or Company, as the case may be, whether from Parent or Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Parent or any of its significant subsidiaries or Company or any of its significant subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger of equals" and whether or not Parent or any of its significant subsidiaries or Company or any of its significant subsidiaries, as the case may be, is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Parent or Company, as the case may be, and any entity surviving any merger or combination including any of them) of Parent or any of its subsidiaries or Company or any of its subsidiaries for consideration equal to 20% or more of the fair market value of all of the shares of Parent Common Stock or all of the Company Shares, as the case may be, on the date prior to the date hereof.

            Section 9.4 AMENDMENT. This Agreement may be amended by the parties pursuant to a writing adopted by action taken by all of the parties at any time before the Effective Time; PROVIDED, HOWEVER, that, after approval by the stockholders of Company or Parent, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of Company or the Articles of Incorporation of Parent, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Company or Parent. This Agreement may not be amended except by an instrument in writing signed by the Parties.

            Section 9.5 WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                              ARTICLE X

                        GENERAL PROVISIONS

            Section 10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No representations, warranties or agreements contained herein shall survive beyond the Effective Time, except that the representations, warranties or agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 7.1, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16 and 10.2 hereof shall survive beyond the Effective Time.

            Section 10.2      BROKERS.  Company represents and warrants that,
(i) except for Merrill Lynch & Co., its financial advisors, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company and (ii) Company's fee arrangements with Merrill Lynch & Co., have been disclosed to Parent and Sub. Each of Parent and Sub represents and warrants that, (i) except for DLJ, its financial advisor, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub and (ii) Parent's fee arrangements with DLJ, have been disclosed to Company.

            Section 10.3 NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given or made as follows: (a) if delivered personally, upon receipt; (b) if sent by registered or certified mail (postage prepaid, return receipt requested), upon receipt; (c) if sent by reputable overnight air courier (such as Federal Express or DHL), two business days after mailing; or (d) if sent by facsimile transmission, with a copy mailed as provided in clauses (b) or (c) above, when transmitted and receipt is confirmed by telephone. Such notices, claims, demands and other communications shall be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   If to Parent, to:

                        Tenet Healthcare Corporation
                        3820 State Street
                        Santa Barbara, California 93105

                        Attention:  General Counsel

                  with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom
                        300 South Grand Avenue
                        Suite 3400
                        Los Angeles, California  90071

                        Attention:  Brian J. McCarthy

                  (b)   if to Sub, to:

                        Tenet Healthcare Corporation
                        3820 State Street
                        Santa Barbara, California 93105

                        Attention:  General Counsel

                  with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom
                        300 South Grand Avenue
                        Suite 3400
                        Los Angeles, California  90071

                        Attention:  Brian J. McCarthy


                  (c)   if to Company, to:

                        3401 West End Avenue
                        Nashville, Tennessee  37203

                        Attention:  General Counsel

                  with a copy to:

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, NY 10022


                        Attention:  Alan H. Paley


            Section 10.4 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 10.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein) together with the Stock Option Agreements (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral among the parties or any of them, with respect to the subject matter hereof; (b) except for the provisions of Section 7.10 hereof, is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub of its obligations hereunder.

            Section 10.6      SEVERABILITY.  If any provision of this
Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

            Section 10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

            Section 10.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            Section 10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                              TENET HEALTHCARE CORPORATION


                              By: /s/ JEFFREY C. BARBAKOW
                                 --------------------------
                                 Name: Jeffrey C. Barbakow
                                 Title: Chairman and C.E.O

Attest:

/s/ PATRICIA CAMPANA
-------------------------
Name: Patricia Campana
Title: Senior Executive Assistant


                              OHC ACQUISITION CO.


                              By: /s/ JEFFREY C. BARBAKOW
                                  -------------------------
                                 Name: Jeffrey C. Barbakow
                                 Title: Chairman and C.E.O.

Attest:

/s/ PATRICIA CAMPANA
-------------------------
Name: Patricia Campana
Title: Senior Executive Assistant

                              ORNDA HEALTHCORP


                              By: /s/ CHARLES N. MARTIN, JR.
                                  ---------------------------
                                 Name: Charles N. Martin. Jr.
                                 Title: Executive Officer

Attest:

/s/ RONALD P. SOLTMAN
--------------------------
Name: Ronald P. Soltman
Title: Senior Vice President

                                                         EXHIBIT A-1

                               FORM OF
                   STOCKHOLDER VOTING AGREEMENT

            THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of this 17th day of October, 1996, by and among Tenet Healthcare Corporation, a Nevada corporation ("Acquiror"), and the stockholder named on the signature page hereto ("Stockholder"). On the date hereof the Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "Company Shares"), of OrNda Healthcorp, a Delaware corporation ("Company"), set forth next to the Stockholder's name on the signature page hereto.

            WHEREAS, Acquiror and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the 16th day of October, 1996 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of a wholly owned subsidiary of Acquiror with and into the Company, with the Company as the surviving corporation; and

            WHEREAS, as an essential condition and inducement to Acquiror's execution of the Merger Agreement, Acquiror has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all Company Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    VOTING RIGHTS.

            VOTING AGREEMENT. The Stockholder agrees that, at any time the Merger Agreement remains in effect, it will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of the Company, and at any adjournment or adjournments thereof, or by written consent without a meeting with respect to all Stockholder Shares as follows: (i) in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries; or (B) a sale or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries.

            "Stockholder Shares" shall mean the shares of Company capital stock (including without limitation the Company Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify Acquiror of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the Company Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.

            2.    TERMINATION.

            a.    This Agreement shall terminate upon the earlier to occur of
(i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1 thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

            b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

            3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder hereby represents and warrants to Acquiror as follows:

            a. DUE AUTHORIZATION. The Stockholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all Company Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by Acquiror, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

            b. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

            4. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror hereby represents and warrants to the Stockholder as follows:

            a. DUE AUTHORIZATION. Acquiror has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Acquiror and this Agreement has been duly executed by a duly authorized officer of Acquiror. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of Acquiror, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

            b. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by Acquiror of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Acquiror is a party or by which Acquiror is bound.

            5. NO TRANSFER. Except as provided in this Agreement or the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of Acquiror, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Stockholder may transfer Stockholder Shares to Company in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options ; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of Acquiror's acquisition of Company as a pooling of interests for accounting purposes. For purposes of this Agreement, "Permitted Transferee" shall mean an organization that qualifies for treatment under section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

            6.    ENTIRE AGREEMENT.  Other than the Merger Agreement
(including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Acquiror may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Acquiror; (c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

            7. REMEDIES. The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

            8. LEGENDS ON CERTIFICATES. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF OCTOBER 17, 1996, BY AND BETWEEN TENET HEALTHCARE CORPORATION AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF TENET HEALTHCARE CORPORATION.

            9.    PARTIES IN INTEREST.  Subject to the provisions of Sections
5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            11. DEFINITIONS. The following terms shall have the following respective meanings:

            a. "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; PROVIDED, HOWEVER, that for purposes of this Agreement a person shall be deemed to be the Beneficial Owner of Company Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

            b. A "person" means a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

            12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  If to Acquiror to:

            Tenet Healthcare Corporation
            3820 State Street
            Santa Barbara, California 93105

            Attention:     General Counsel

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom
            300 South Grand Avenue, Suite 3400
            Los Angeles, California  90071
            Telecopy No. (213) 687-5600
            Attention:  Brian J. McCarthy

            (b) If to the Stockholder, to the address set forth on the signature page, hereto.

            13. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            15. FURTHER ASSURANCES. The Stockholder further agrees to execute all additional writings, con-sents and authorizations as may be reasonably requested by Acquiror to evidence the agreements herein.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                           TENET HEALTHCARE CORPORATION



                           By
                             ------------------------------------
                              Name:
                              Title:


                           CHARLES N. MARTIN



                           By
                             ------------------------------------
                              Name:
                              Title:



                           No. of Shares Beneficially Owned:


                           ---------------------------------------

                           Address for Notices:
                           3401 West End Avenue
                           Nashville, Tennessee 37203

                                                         EXHIBIT A-2

                               FORM OF
                   STOCKHOLDER VOTING AGREEMENT

            THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of this 17th day of October, 1996, by and among Tenet Healthcare Corporation, a Nevada corporation ("Acquiror"), and the stockholder named on the signature page hereto ("Stockholder"). On the date hereof the Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "Company Shares"), of OrNda Healthcorp, a Delaware corporation ("Company"), set forth next to the Stockholder's name on the signature page hereto.

            WHEREAS, Acquiror and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the 16th day of October, 1996 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of a wholly owned subsidiary of Acquiror with and into the Company, with the Company as the surviving corporation; and

            WHEREAS, as an essential condition and inducement to Acquiror's execution of the Merger Agreement, Acquiror has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all Company Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    VOTING RIGHTS.

            VOTING AGREEMENT. The Stockholder agrees that, at any time the Merger Agreement remains in effect, it will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of the Company, and at any adjournment or adjournments thereof, or by written consent without a meeting with respect to all Stockholder Shares as follows: (i) in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries; or (b) a sale or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries.

            "Stockholder Shares" shall mean the shares of Company capital stock (including without limitation the Company Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify Acquiror of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the Company Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.

            2.    TERMINATION.

            a.    This Agreement shall terminate upon the earlier to occur of
(i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1 thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

            b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

            3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder hereby represents and warrants to Acquiror as follows:

            a. DUE AUTHORIZATION. The Stockholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all Company Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by Acquiror, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

            b. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

            4. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror hereby represents and warrants to the Stockholder as follows:

            a. DUE AUTHORIZATION. Acquiror has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Acquiror and this Agreement has been duly executed by a duly authorized officer of Acquiror. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of Acquiror, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

            b. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by Acquiror of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Acquiror is a party or by which Acquiror is bound.

            5. NO TRANSFER. Except as provided in this Agreement or the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of Acquiror, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement. Any permitted transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

            6.    ENTIRE AGREEMENT.  Other than the Merger Agreement
(including the exhibits, schedules and other documents and instruments referred to therein), this

Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Acquiror may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Acquiror; (c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

            7. REMEDIES. The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

            8. LEGENDS ON CERTIFICATES. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF OCTOBER 17, 1996, BY AND BETWEEN TENET HEALTHCARE CORPORATION AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE

      SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF TENET HEALTHCARE CORPORATION.

            9.    PARTIES IN INTEREST.  Subject to the provisions of Sections
5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            11. DEFINITIONS. The following terms shall have the following respective meanings:

            a. "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; PROVIDED, HOWEVER, that for purposes of this Agreement a person shall be deemed to be the Beneficial Owner of Company Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

            b. A "person" means a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

            12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  If to Acquiror to:

            Tenet Healthcare Corporation
            3820 State Street
            Santa Barbara, California 93105

            Attention:     General Counsel

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom
            300 South Grand Avenue, Suite 3400
            Los Angeles, California  90071
            Telecopy No. (213) 687-5600
            Attention:  Brian J. McCarthy

            (b) If to the Stockholder, to the address set forth on the signature page, hereto.

            13. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            15. FURTHER ASSURANCES. The Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by Acquiror to evidence the agreements herein.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                           TENET HEALTHCARE CORPORATION



                           By
                             -----------------------------------
                              Name:
                              Title:


                           JOSEPH, LITTLEJOHN & LEVY FUND, L.P.



                           By
                             -----------------------------------
                              Name:
                              Title:


                           No. of Shares Beneficially Owned:



                          -----------------------------------

                           Address for Notices:
                           50 Main Street, Suite 1000
                           White Plains, New York  10606

                                                           EXHIBIT B


                               FORM OF
                    REGISTRATION RIGHTS AGREEMENT


            This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and
entered into as of [        ], 1997, by and between Tenet Healthcare
Corporation, a Nevada corporation (together with its permitted successors and assigns, the "Company"), and the person whose signature appears on the execution page of this Agreement (together with permitted transferees, Affiliates and Distributees (each as defined herein), the "Stockholder").

            This Agreement is made pursuant to the Agreement and Plan of Merger by and among Company, Acquisition Company, a Delaware corporation, and Company, a Delaware corporation, dated as of October 16, 1996 (the "Merger Agreement"), pursuant to which the Stockholder will receive shares of Common Stock (as defined below) of the Company.

            The parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby, agree as follows:

SECTION 1.        DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings:

      ADVICE:  See Section 5 hereof.

      AFFILIATE means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

      BUSINESS DAY means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

      COMMON STOCK means the Common Stock, par value $.075 per share, of the Company, or any other shares of capital stock of the Company into which such stock shall be reclassified or changed (by operation of law or otherwise). If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on its Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of capital stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

      DELAY PERIOD:  See Section 2(b) hereof.

      DISTRIBUTEE:  See Section 7(d) hereof.

      EFFECTIVENESS PERIOD:  See Section 2(b) hereof.

      EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

      PERSON means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      PROSPECTUS means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      REGISTRABLE SHARES means the shares of Common Stock issued to the Stockholder pursuant to the Merger Agreement or thereafter distributed by the Stockholder to a Distributee, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement under the Securities Act;
(ii) it has been transferred other than pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption) under the Securities Act; or (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without regard to the volume limitation contained in such rule.

      REGISTRATION STATEMENT means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      SEC means the Securities and Exchange Commission.

      SECURITIES ACT means the Securities Act of 1933, as amended.

      SHELF REGISTRATION:  SEE SECTION 2(a) HEREOF.

      STOCKHOLDER:  See the introductory clauses hereof.

      UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING means a registration in which securities of the Company are sold to or through one or more underwriters for reoffering or sale to the public.

SECTION 2.        DEMAND REGISTRATION.

                  (a) At any time after the Effective Time, upon written notice from the Stockholder, subject to Section 2(e), requesting that Company effect the registration under the Securities Act of any or all of the Registrable Shares held by such Stockholder, which notice shall specify the intended method or methods of disposition of such Registrable Shares, the Company shall, in accordance with and in the manner set forth in Section 5 hereof, use its best efforts to prepare and file a Registration Statement under the Securities Act relating to the Registrable Shares with the SEC within 30 days, which Registration Statement shall provide for the sale by the holders thereof of the Registrable Shares from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration"), and shall use its best efforts to cause the same to be declared effective by the SEC as promptly as practicable.

                  (b) Subject to Section 2(d), the Company agrees to use its best efforts to keep the Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of Registrable Shares for a period ending on the earlier of (i) one year from the effective date of the Registration Statement (the "Effective Date") and (ii) the first date on which all the Registrable Shares covered by such Shelf Registration have been sold pursuant to such Registration Statement. The foregoing notwithstanding, the Company shall have the right in its sole discretion, based on any valid business purpose (including without limitation to avoid the disclosure of any corporate development that the Company is not otherwise obligated to disclose or to coordinate such distribution with other shareholders that have registration rights with respect to any securities of the Company or with other distributions of the Company (whether for the account of the Company or otherwise)), to suspend the use of the Registration Statement for a reasonable length of time (a "Delay Period") and from time to time; provided, that (i) the aggregate number of days in all Delay Periods occurring in any period of twelve consecutive months shall not exceed 90 and (ii) the Parent shall not have the right to commence any Delay Period prior to the 90th day after the first Effective Date. The Company shall provide written notice to each holder of Registrable Shares covered by each Shelf Registration of the beginning and end of each Delay Period and such holders shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon receipt of notice of the beginning of any Delay Period. The one year time period for which the Company is required to maintain the effectiveness of the Registration Statement shall be extended by the aggregate number of days of all Delay Periods and such one-year period or the extension thereof required by the preceding sentence is hereafter referred to as the "Effectiveness Period."

                  (c) The Company may, with the consent of a majority of the Stockholders for whom a Registration Statement has been filed, which consent shall not be unreasonably withheld, include other securities in such Shelf Registration (whether for the account of the Company or otherwise, including without limitation any securities of the Company held by security holders, if any, who have piggyback registration rights with respect thereto) or otherwise combine the offering of the Registrable Shares with any offering of other securities of the Company (whether for the account of the Company or otherwise).

                  (d)   If, while a registration request is pending pursuant to
Section 2(b), Company has determined in good faith that (a) the filing of a registration statement could jeopardize or delay any contemplated material transaction other than a financing plan involving Company or would require the disclosure of material information that Company had a bona fide business purpose for preserving as confidential; or (b) Company then is unable to comply with SEC requirements applicable to the requested registration (notwithstanding its best efforts to so comply), Company shall not be required to effect a registration pursuant to Section 2(b) until the earlier of (1) the date upon which such contemplated transaction is completed or abandoned or such material information is otherwise disclosed to the public or ceases to be material or Company is able to so comply with applicable SEC requirements, as the case may be, and (2) 45 days after Company makes such good-faith determination.

                  (e) Company shall not be obligated to file a Registration Statement relating to a registration request pursuant to Section 2(a): (a) more than two times; (b) within a period of six months after the effective date of any other Registration Statement of Company demanded pursuant to Section 2(b) in any other Registration Rights Agreement entered into in connection with the Merger; or (c) if such registration request is for a number of Registrable Shares which have an aggregate market value less than $50 million of the issued and outstanding common equity of Company.

                  (f) Notwithstanding any other provision of this Agreement to the contrary, a Registration Statement will not be deemed to have been effected by this

Section 2 unless it is declared effective by the SEC and at least 75% of the Registrable Shares requested to be registered have been distributed in accordance with the plan of distribution set forth in the Registration Statement; PROVIDED, HOWEVER, that a registration requested by a Stockholder pursuant to this Section 2 and later withdrawn at the request of such Stockholder shall be deemed to have been effected (and, therefore, requested for purpose of Section 2(a)), whether withdrawn by the Stockholder prior to or after the Effective Date unless the Stockholder bears the registration expenses for any such withdrawn registration, in which case such registration shall not count as a requested registration pursuant to Section 2(a).

                  (g)   In the event that any registration pursuant to this
Section 2 shall involve, in whole or in part, an underwritten offering, Company, on the one hand, and the Stockholder initiating the demand pursuant to Section 2(a), on the other hand, shall each have the right to designate an underwriter as the sole lead managing underwriters of such underwritten offering (with such co-lead managing underwriters sharing lead managing underwriter compensation equally). Company and such Stockholder shall together select which of the co-lead managing underwriters shall serve as "books-running" underwriter; PROVIDED that if Company and such Stockholder cannot, within 10 days following the notice from such Stockholder referred to in Section 2(a), reach a mutual agreement on such selection, then (i) Company shall have the right (in the case of the first such underwritten offering) to select the "books-running" underwriter for such first offering; (ii) such Stockholder shall have the right (in the case of the next such underwritten offering as to which no agreement can be reached as provided) to select the "books-running" underwriter for such next offering; and (iii) the selection right shall thereafter alternate for each subsequent offering as to which no agreement can be reached as provided.

                  (h) Stockholders other than the Stockholder initiating the demand pursuant to Section 2(b) shall have the right to include their shares of Registrable Shares in any registration pursuant to Section 2(b). In connection with those registrations in which multiple Stockholders participate, in the event such registration involves an underwritten offering and the lead managing underwriter advises that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting and registration shall be allocated PRO RATA among the Stockholders on the basis of the shares of Registrable Shares held by each such Stockholder.

SECTION 3.        PIGGYBACK REGISTRATION.

            At any time if the Company proposes to register any of its Common Stock or any other of its common equity securities (collectively, "Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Shares for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to the Stockholder of its intention to do so at least 10 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Stockholder the opportunity to include in such registration statement such number of Registrable Shares as each such Stockholder may request. Upon the written request of any such Stockholder made within five business days after the receipt of the Company's notice (which request shall specify the number of Registrable Shares intended to be disposed of and the intended method of disposition thereof), the Company shall effect, in the manner set forth in Section 5, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Shares so requested to be registered; PROVIDED that:

                  (a) if at any time after giving written notice of its intention to register any securities and prior to the effective date of such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Stockholder and, thereupon, (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any

Registrable Shares in connection with such registration and (b) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Shares requested to be included in such registration for the same period as the delay in registering such other securities;

                  (b) (i) if the registration referred to in the first sentence of this Section 3 is to be an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Shares requested to be included therein, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities") and (2) second, up to the full number of Registrable Shares in excess of the number or dollar amount of Company Securities, which, in the good-faith opinion of such managing underwriter, can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Registrable Shares, allocated PRO RATA among the Stockholders of such Registrable Shares on the basis of the number of securities requested to be included therein by each such Stockholder) and (ii) if the registration referred to in the first sentence of this Section 3 is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Shares) of the Company (the "Other Stockholders"), and the managing underwriter advises the Company in writing that in their good-faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Shares requested to be included therein, the Company shall include in such registration the amount of securities (including Registrable Shares) that such managing underwriter advises allocated as follows: (1) first, that number of Registrable Shares requested to be included therein by the other Stockholder and (2) second, PRO RATA among the Stockholders on the basis of the number of remaining securities (including Registrable Shares) requested to be included therein by each Other Stockholder and each Stockholder; and

                  (c) no registration of Registrable Shares effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Registrable Shares pursuant to
Section 2 hereof.

SECTION 4.        HOLD-BACK AGREEMENT.

            Each holder of Registrable Shares agrees, if such holder is requested by an underwriter in an underwritten offering for the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any of the Company's equity securities, including a sale pursuant to Rule 144 (except as part of such underwritten registration), during the 10-day period prior to, and during the 80-day period beginning on, the closing date of such underwritten offering; PROVIDED, that neither the Company nor any underwriter may request a holder not to effect any such sales or distributions prior to the 90th day after the Effective Date.

SECTION 5.        REGISTRATION PROCEDURES.

            In connection with the registration obligations of the Company pursuant to and in accordance with Section 2 or 3 hereof (and subject to the Company's rights under Section 2 or 3), the Company will use its best efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) Prepare and file with the SEC as soon as practicable a Registration Statement and cause such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that before filing such Registration Statement or any Prospectus or any amendments or supplements thereto, the Parent shall, if requested, furnish to and afford promptly to the Stockholder, its counsel, and the managing underwriter or underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed to be filed a reasonable time prior to the proposed filing thereof. The Parent shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Stockholder covered by such Registration Statement, their counsel or the managing underwriter or underwriters, if any, shall reasonably object in writing.

                  (b) prepare and file with the SEC such amendments (including post-effective amendments) to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act or the rules and regulations thereunder during the applicable period in accordance with the intended methods of disposition by the sellers thereof and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                  (c) notify the selling holders of Registrable Shares promptly and (if requested by any such person) confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information regarding such holder, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (d) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction in the United States and, if any such order is issued, to obtain the withdrawal of such order as soon as practicable;

                  (e) if requested by the selling holder, furnish to the selling holder of Registrable Shares and counsel for the selling holder of Registrable Shares, without charge, one conformed copy of each Registration Statement as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary prospectus, each amended preliminary prospectus, each final Prospectus and each post-effective amendment or supplement thereto, as the selling holder may reasonably request in order to facilitate the disposition of the Registrable Shares covered by each Registration Statement in conformity with the requirements of the Securities Act;

                  (f) prior to any public offering of Registrable Shares register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as any selling holder shall reasonably request in writing; and do any and all other reasonable acts or things necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of such Registrable Shares covered by the Registration Statement; PROVIDED, HOWEVER, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

                  (g) except during any Delay Period, upon the occurrence of any event contemplated by paragraph 5(c)(ii) or 5(c)(v) above, prepare a supplement or post-effective amendment to each Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (h) use commercially reasonable efforts to cause all Registrable Shares to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business or operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares in accordance with the intended method or methods of disposition thereof;

                  (i) cooperate with the holders of Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depositary Trust Company;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and

                  (k) cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

            The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Shares and as to such seller as it may from time to time reasonably request. If any such information with respect to any seller is not furnished prior to the filing of the Registration Statement, the Company may exclude such seller's Registrable Shares from such Registration Statement.

            Each holder of Registrable Shares (including, without limitation, any Distributee) agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof or upon notice of the commencement of any Delay Period, such holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus and, if requested by the Company, such holder shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request. In the event that the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Shares shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(g) or (y) the Advice.

            Each holder of Registrable Shares further agrees not to utilize any material other than the applicable current Prospectus in connection with the offering of Registrable Shares pursuant to the Shelf Registration.

SECTION 6.        REGISTRATION EXPENSES.

            Whether or not any Registration Statement becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement including, without limitation,
(i) all registration and filing fees, (ii) fees and expenses of compliance with federal or state securities or Blue Sky laws, (iii) printing expenses (including, without limitation, expenses of printing of prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Shares included in any Registration Statement), (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants of the Company and all other Persons retained by the Company in connection with the Registration Statement and (vi) the fees and expenses (not to exceed $50,000) for one counsel on behalf of all of the holders of Registrable Shares. Notwithstanding the foregoing, the fees and expenses of counsel to, or any other Persons retained by, any holder of Registrable Shares, and any discounts, commissions, underwriting or advisory fees, brokers' fees or fees of similar securities industry professional

(including any "qualified independent underwriter" retained for the purpose of Section 3 of Schedule E of the By-laws of the National Association of Securities Dealers, Inc.) relating to the distribution of the Registrable Shares, will be payable by such holder and the Company will have no obligation to pay any such amounts.

SECTION 7.        MISCELLANEOUS.

                  (a) TERMINATION. This Agreement and the obligations of the Company hereunder shall terminate on the earliest of (i) the first date on which no Registrable Shares remain outstanding, and (ii) the close of business on the last day of the Effectiveness Period.

                  (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders representing a majority of the Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of a holder whose securities are not being sold pursuant to such Registration Statement may be given by holders of a majority of the Registrable Shares being sold by such holders; PROVIDED, HOWEVER, that the provision of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (c) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed duly given or made as follows: (a) if delivered personally, upon receipt; (b) if sent by registered or certified mail (postage prepaid, return receipt requested), upon receipt; (c) if sent by reputable overnight air courier (such as Federal Express or DHL), two business days after mailing; or (d) if sent by facsimile transmission, with a copy mailed as provided in clause (b) or
(c) above, when transmitted and receipt is confirmed by telephone. Such notices, claims, demands and other communications shall be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i) if to a holder, at the most current address given by such holder to the Company in accordance with the provisions of this
      Section 7(c), which address initially is with respect to each holder, the address set forth on the signature pages hereto; and

                        (ii)  if to the Company, initially at   Tenet Healthcare
      Corporation, 3820 State Street, Santa Barbara, California 93105,
      Attention: General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California 90071, Attention:
      Brian J. McCarthy.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; PROVIDED that the holders may not assign their rights hereunder except to an Affiliate of such holder or a Distributee (as defined below) and no person (other than any such Affiliate or Distributee) who acquires Registrable Shares from a holder shall have any rights hereunder. For purposes of this Agreement, the term "Distributee" shall mean any person that is a stockholder or partner of a Stockholder, or any person that is a stockholder or partner of a Distributee, to which Registrable Shares are transferred or distributed by such Stockholder or Distributee. This Agreement shall survive any transfer of Registrable Shares to a Distributee and shall inure to the benefit of such Distributee.

                  (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF GOVERNING CONFLICT OF LAWS PRINCIPLES.

                  (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (i) ENTIRE AGREEMENT. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Shares issued pursuant to the Merger Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (j) CALCULATION OF TIME PERIODS. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; PROVIDED, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                        TENET HEALTHCARE CORPORATION


                        By:
                           -----------------------------
                             Name:
                             Title:


                        STOCKHOLDER


                        --------------------------------
                        Name:

                        Address for
                        Notice:

                                                           EXHIBIT C

                         CERTAIN BENEFITS


            1. From and after the Effective Time, Parent will cause the Surviving Corporation to honor, pay and perform all obligations under each Plan (including but not limited to under each employment, severance, termination or similar agreement or arrangement with any current or former officer or other employee of Company or any Company Subsidiary) in accordance with the terms thereof in effect as of the date hereof (or, with the written approval of Parent, as the same may be amended from time to time after the date hereof).

            2. Except as may otherwise be required under any collective bargaining agreement, Parent will cause each employee pension, welfare, incentive, fringe and other benefit and compensation plan and program of Parent and its subsidiaries (the "Parent Benefit Programs") to provide for the participation therein of the officers and other employees of Company and the Company Subsidiaries (collectively, the "Company Employees"), in each case, pursuant to the terms of such Parent Benefit Program applicable to similarly situated officers and other employees of Parent and its subsidiaries. In connection therewith, Parent will cause each Parent Benefit Program to (i) recognize for all purposes under each such program all service completed by each Company Employee prior to the Effective Time with Company, any Company Subsidiary or any of their respective affiliates or predecessors to the same extent such service was recognized immediately prior to the Effective Time under a comparable Plan and (ii) waive (except with respect to any Parent Benefit Program providing disability benefits) any actively-at-work requirements and exclusions for pre-existing conditions of the Company Employees and their dependents and to recognize any co-payments, deductibles or similar amounts or costs incurred by any such Company Employee under a comparable Plan during the plan year in which the commencement of such Company Employee's participation in the applicable Parent Benefit Program occurs.

            3. Effective on the date hereof, Company (subject to consultation with Parent as to the specific terms thereof) will implement and, for the two-year period following the Effective Time, Parent will, or will cause the Surviving Corporation to, continue to maintain a severance plan (the "Severance Plan") (i) covering all of the employees of Company located at (or otherwise employed full-time to perform services for) the Company's headquarters in Nashville, Tennessee or one of its regional offices located in Irvine, California, Phoenix, Arizona or Miami, Florida and the Chief Executive Officer of each hospital operated by Company or a Company Subsidiary (each, a "Hospital CEO"), other than any such employee who, as of the Effective Time, is covered by an effective employment agreement or Severance Protection Agreement, and (ii) otherwise containing the terms and providing the benefits described herein. The Severance Plan will provide for the payment of the severance benefits described herein to each covered employee whose employment is terminated after the date hereof and on or prior to the second anniversary of the Effective Time by Company, a Company Subsidiary or the Surviving Corporation (other than for "cause" as to be defined in the Severance Plan) or by such employee for "Good Reason," as defined in Section 4. Severance benefits provided under the Severance Plan will be paid in cash, on a salary continuation basis consistent with Parent's existing payroll practices, commencing upon an eligible employee's termination of employment, at a rate equal to such employee's highest rate of annual base salary in effect during the period from the date hereof to the date of such termination (the "Measurement Period") for a period of time as follows: (i) in the case of an employee having the title at the relevant time of Assistant Vice-President or Hospital CEO, one year, (ii) in the case of an employee having the title at the relevant time of Director, nine months, (iii) in the case of an employee having the title at the relevant time of Manager, six months, (iv) in the case of an employee who, at the relevant time, is otherwise classified as an exempt employee, four months and (v) in the case of an employee who, at the relevant time, is classified as a non-exempt employee, a period of months determined in accordance with the following schedule:

--------------------------------------------------------------------------------
NUMBER OF YEARS OF SERVICE
 COMPLETED PRIOR TO TERMI-                 FACTOR FOR DETERMINING
   NATION OF EMPLOYMENT                        SEVERANCE PAY
--------------------------------------------------------------------------------
less than one year                                two months
--------------------------------------------------------------------------------
one year but less than three years               three months
--------------------------------------------------------------------------------
three years but less than five years              four months
--------------------------------------------------------------------------------
five or more years                                five months
--------------------------------------------------------------------------------

            Solely in the case of an employee having the title at the relevant time of Assistant Vice-President, such employee will also receive at the time such employee would next have been eligible to receive an annual bonus, an amount equal to the greatest of (I) such employee's highest annual target incentive bonus for any fiscal or calendar year beginning during the Measurement Period, (II) such employee's highest annual bonus paid for any fiscal or calendar year ending during the Measurement Period or (III) such employee's annual target bonus for the fiscal year of the Company ending August 31, 1996.

            Any covered Employee entitled to severance benefits under the Severance Plan will, in addition to the payments described above, be entitled to continue participation in Parent's 401(k) qualified savings plan (or, if such participation is not permitted under the terms of such plan, equivalent benefits on a non-qualified basis) and in those Parent Benefit Programs providing medical, life, and other welfare benefits (excluding any Parent Benefit Program providing disability benefits) in which such employee was a participant immediately prior to the date of termination of employment, for the period ending on the earlier of (x) the last date with respect to which salary continuation payments are required to be made to such employee in accordance with the terms hereof and (y) the date comparable coverage (including coverage of pre-existing conditions) is provided to such employee under a plan of a new employer, at a cost to such employee no greater than the cost, if any, of such coverage to such employee immediately prior to his termination of employment. Benefits under the Sever-ance Plan will be in lieu of any other severance benefits to which any such covered employee may otherwise be entitled under the terms of any other plan or arrangement of Parent, Company or any subsidiary.

      4. For purposes of Section 3, "Good Reason" for termination by the employee of the employee's employment shall mean the occurrence (without the employee's express written consent) of any one of the following acts or failures to act by Parent, the Company, or the Surviving Corporation, as the case may be, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the date of termination of employment:

                  (I) a material diminution in the employee's title, authorities or responsibilities from those in effect immediately prior to such termination or, if greater, those in effect immediately prior to the Effective Time;

                  (II) a reduction in the employee's annual base salary or hourly salary as in effect immediately prior to the Effective Time except for across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any person in control of the Company;

                  (III)the relocation of the employee's office at which he is to perform his duties, to a location that increases his one-way commute by more than thirty (30) miles from his commute to the location at which the employee performed his duties immediately prior to the Effective Time, except for required travel on Company's business to an extent substantially consistent with his business travel obligations prior to the Effective Time; or

                  (IV) the failure to continue to provide the employee with benefits substantially similar in value to the employee in the aggregate to those enjoyed by the employee under Company's pension, life insurance, medical, health and accident, or disability plans in which the employee was participating immediately prior to the Effective Time, unless the employee participates after the Effective Time in other comparable benefit plans generally available to employees of the Company and employees of any person in control of the Company.

            5. The Company shall take all necessary action to provide that, not later than five (5) business days prior to the Effective Time, (i) any outstanding options to purchase Shares under Company's Stock Purchase Plan shall terminate (the "Stock Purchase Plan Termination Date"), and (ii) all amounts allocated to each participant's account under the Company Stock Purchase Plan shall thereupon (x) be used to purchase from Company newly-issued whole Shares at a price equal to the lesser of (a) 85% of the closing price per Share on the New York Stock Exchange on September 1, 1996 and (b) 85% of the closing price per Share on the New York Stock Exchange on the Stock Purchase Plan Termination Date, or (y) returned to the participant. At the Effective Time, any Shares so purchased will be treated as provided in Section 3.1 of the Agreement. From and after the date hereof, participants in the Stock Purchase Plan will not be permitted to increase the rate of their contributions to the Stock Purchase Plan.

            6. With respect to the Plans listed on Schedule A hereto (the "Change in Control Plans"), Parent and Company confirm that, pursuant to the terms of the Change in Control Plans as in effect on the date hereof, the approval by Company shareholders of the Merger (or, with respect to the form of Indemnification Agreement, the consummation of the Merger) will constitute a Change in Control for purposes of such plans (assuming, where explicitly provided in the applicable plan or agreement, that the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer (i) changes after the Change of Control or within 180 days thereafter, except as the result of their death or Disability, or (ii) changes prior to the Change of Control at the direction of Parent).


            7. Parent hereby acknowledges and agrees that, effective as of the date hereof and to induce Executive (as defined below) to remain in the employment of Company during the transition period beginning on the date hereof, the Employment Agreement, dated as of May 1, 1996 (the "Employment Agreement"), by and between Company and William L. Hough (the "Executive") will be amended and supplemented to provide that (i) on or prior to December 15, 1996, the Company will make a lump sum cash payment to Executive (the "Advance") in an amount equal to approximately $1.2 million, as an advance payment of a portion of the benefits that are payable to executive under Section 11(d)(ii) of the Employment Agreement in the event of a Change in Control of Company (as defined therein) and the subsequent termination of Executive's employment, (ii) in the event of the termination of Executive's employment under the circumstances described in Section 11(d)(ii) of the Employment Agreement, the lump sum cash payment to which Executive will then be entitled under Section 11(d)(ii) of the Employment Agreement in connection with such termination will be reduced by an amount equal to the Advance and will otherwise be paid to Executive in accordance with Section 11(d)(iv) of the Employment Agreement and (iii) in the event that (x) the Merger is not consummated on or prior to August 1, 1997 (the "Expiration Date") or (y) Executive's employment is not terminated under the circumstances described in Section 11(d)(i) of the Employment Agreement prior to the first anniversary of the Effective Time (the "First Anniversary"), Executive's base salary, annual and long-term incentive compensation bonuses, stock option compensation, severance payments and other compensation will be reduced by an aggregate amount equal to the Advance in such manner and in such increments as Company or the Surviving Corporation, as the case may be, deems appropriate; provided, however, that in the event Executive's employment is terminated by Executive without Good Reason or by Parent, Company or the Surviving Corporation for "cause" (as defined in the Employment Agreement), Executive shall repay to Company within ten (10) business days following the date of such termination of employment an amount equal to the excess, if any, of
(a) the amount of the Advance over (b) the aggregate amount by which Executive's base salary, annual and long-term incentive compensation bonuses, stock option compensation, severance payments and other compensation have been reduced as provided above. In addition, Company and Parent shall cooperate in taking such reasonable actions as may be necessary to preserve the deductibility under section 162(m) of the Code of the Advance, including (without limitation) by terminating Executive's employment with or position as an executive officer of Company prior to the Effective Time, provided, that no such action will be taken that would adversely affect Executive's entitlement to the severance benefits provided under Section 11(d)(ii) of the Employment Agreement or preclude the acceleration of the exercisability of Executive's employee stock options pursuant to the terms of Company's 1994 Management Equity Plan.

            8. From and after the date hereof, Parent acknowledges and agrees that, in the case of each Company Employee who (i) may be subject to the excise tax on "excess parachute payments" under Section 280G of the Code by reason of the acceleration of the vesting of certain Employee Stock Options in connection with the Merger and (ii) elects to exercise any vested Employee Stock Options prior to the end of the 1996 calendar year, to assist such Company Employee in satisfying his obligations to pay the exercise price and income tax withholding obligations associated with the exercise of any such Employee Stock Options (the "Aggregate Exercise Obligations"), Company may, upon the request of such Company Employee, and in accordance with the terms of the applicable stock option agreement and stock option plan (i) withhold a number of Shares having a fair market value, as defined in the Company's 1994 Management Equity Plan, equal to the applicable Aggregate Exercise Obligations, or (ii) subject to all applicable margin rules, extend a loan to such Company Employee, in the principal amount of such Aggregate Exercise Obligations, which loan shall (w) bear interest at an annual rate equal to the average cost of Company's bank indebtedness obligations outstanding as of the date of such loan, (x) be secured by all the Shares purchased with the proceeds of such loan (or by other property of equal value acceptable to Company and Parent), (y) have a term not to exceed one year, with such loan coming due upon the earlier sale of the Shares securing such loan, and (z) be subject to such other terms and conditions as Company and Parent shall reasonably require; provided, that such Share withholding or secured loan shall be subject to the condition that such action would not preclude the treatment of the Merger as a pooling of interests for accounting or financial reporting purposes.

            9. It is agreed that the "caps" described under the employment agreements for Messrs. Martin, Pitts and Hough and under the form of Severance Protection Agreement for purposes of Section 280G of the Code apply only to reduce severance and other amounts payable under such agreements, and do not apply to the acceleration of stock options under Company's 1994 Management Equity Plan.

                            SCHEDULE A

            1.    Martin, Pitts and Hough Employment Agreements

            2. Indemnification Agreement with Ronald P. Soltman and any other indemnification agreement of substantially the same form (the "form of Indemnification Agreement")

            3. 1994 Management Equity Plan and any stock option agreement evidencing options granted thereunder that does not define the term "Change of Control" other than as defined in such plan

            4. Outside Directors Stock Option Plan and any stock option agreement evidencing options granted thereunder that does not define the term "Change of Control" other than as defined in such plan

            5.    Incentive Bonus Plan

            6.    1994 Annual Incentive Plan for Officers

            7. Severance Protection Agreement with Ronald P. Soltman and any other severance protection agreement of substantially the same form (the "form of Severance Protection Agreement")

                                                           EXHIBIT E



                                                               , 199



Tenet Healthcare Corporation
3820 State Street
Santa Barbara, California 93105


Ladies and Gentlemen:

            Each of the undersigned has been advised that as of the date of this letter [he/she] may be deemed to be an "affiliate" of OrNda Healthcorp, a Delaware corporation ("Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of October 16, 1996 (the "Agreement") among Tenet Healthcare Corporation, a Nevada corporation ("Parent"), Company and OHC Acquisition, Co. ("OHC"), OHC, a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger").

            At the effective time of the Merger (the "Effective Time"), the undersigned will have the right to receive shares of common stock, par value $.075 per share, of Parent (the "Common Stock"), together with any associated purchase rights under the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Parent and Bank of America, NTS, as successor to Bankers Trust Company (the "Rights"; and together with the Common Stock, the "Parent Common Stock"), in exchange for shares owned by [him/her] of common stock, par value $.01 per share, of Company (the "Company Common Stock").

Tenant Healthcare Corporation
                , 199
Page 2


            The undersigned has been advised that the offering of shares of Parent Common Stock to [him/her] pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since at the time the Merger was submitted for a vote of the stockholders of Company, the undersigned may be deemed to have been an affiliate of Company, and the distribution by the undersigned of the shares of Parent Common Stock has not been registered under the Act, the undersigned may not and the undersigned will not sell, transfer or otherwise dispose of the Parent Common Stock issued to the undersigned in the Merger unless: (i) such sale, transfer or other disposition has been registered under the Act; (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act; or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission states that, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available, except as otherwise provided in that certain Registration Rights Agreement between the Parent and the Stockholders listed
therein, dated              , 199  .

            The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

Tenant Healthcare Corporation
                , 199
Page 3


      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND TENET HEALTHCARE CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TENET HEALTHCARE CORPORATION."

            It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legend and the stop orders referred to above will be removed if: (i) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned; (ii) three years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned; or
(iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

            Each of the undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent Common Stock to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Company.

            Execution of this letter is not an admission on the undersigned's part that the undersigned is an "affil-

Tenant Healthcare Corporation
                , 199
Page 4


iate" of Company as described in the first paragraph of this letter or a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

            Not all signatures need appear on the same copy of this letter.

                              Very truly yours,



                                         --------------------



                                         --------------------




                                         --------------------



Accepted and Agreed this
     day of             , 199

Tenet Healthcare Corporation



By:
   ----------------------
   Name:
        -----------------
   Title:
         ----------------

                                                         EXHIBIT F-1

                               FORM OF
                       STOCK OPTION AGREEMENT

            THIS STOCK OPTION AGREEMENT (this "AGREEMENT"), dated October 17, 1996, between OrNda Healthcorp, a Delaware corporation ("GRANTEE"), and Tenet Healthcare Corporation, a Nevada corporation ("ISSUER"),

                        W I T N E S S E T H:

            WHEREAS, Grantee and Issuer, among others, have entered into an Agreement and Plan of Merger, dated as of October 16, 1996 (the "MERGER AGREEMENT"), which agreement has been executed by the parties hereto prior to this Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

            WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

            1. GRANT OF OPTION. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "OPTION") to purchase, subject to the terms hereof, 28,388,098 shares of fully paid and nonassessable common stock of the Issuer, par value $.075 per share ("COMMON STOCK"), equal to 10.46% of the number of shares of Common Stock (on a fully diluted basis after giving effect to the exercise of the Option), together with any associated purchase rights (the "Rights") under the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Issuer and Bank of America, NTS as successor trustee to Bankers Trust Company (references to shares purchasable upon exercise of the Option shall be deemed to include the associated Rights), as of the date hereof at a purchase price of $22.125 per share of Common Stock, as adjusted in accordance with the provisions of

Section 5 of this Agreement (such price, as adjusted if applicable, the "OPTION PRICE").

            2. (a) EXERCISE OF OPTION. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in subsection (f) of this Section 2 on or prior to the last date of the 18-month period following such Triggering Event (the "Option Expiration Date").

            (b)  OPTION TERMINATION EVENTS.  The term "OPTION TERMINATION
EVENT" shall mean either of the following events: (i) immediately prior to the Effective Time of the Merger; or (ii) termination of the Merger Agreement (A) by either party pursuant to Section 9.1(c) of the Merger Agreement, whether or not such termination occurs prior to the occurrence of a Triggering Event, provided that the matter giving rise to the order, decree, ruling or other action providing the basis for termination under Section 9.1(c) shall not have been initiated by Issuer or any Bidder, (B) by Issuer pursuant to Section 9.1(d)(i) of the Merger Agreement because of a material adverse change after the date hereof in the business, financial condition, results of operations, properties, assets or liabilities of Grantee and its subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor-owned hospital business in general) that is caused by the matters described in Schedule 5.8(a) to the Company Disclosure Letter if such termination occurs prior to the occurrence of a Triggering Event described in clause (i) of Section 2(c) hereof or (iii) by either party pursuant to any other provision of the Merger Agreement if such termination occurs prior to the occurrence of a Triggering Event.

            (c) TRIGGERING EVENTS. The term "TRIGGERING EVENT" shall mean either of the following events occurring after the date hereof:

                  (i) Any event shall have occurred that would entitle either party to terminate the Merger Agreement and permit Grantee to receive any fee from Issuer pursuant to Section 9.3 of the Merger Agreement (a "SECTION 9.3 EVENT"); or

                  (ii) Any person (the term "PERSON" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder), other than Grantee or any of its subsidiaries or affiliates (such person, the "BIDDER"), shall make an offer or proposal for, or an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on
            Schedule 13D discussing the possibility of, or reserving the right to engage in), an Alternative Transaction.

            (d) NOTICE OF TRIGGERING EVENT. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred.

            (e) NOTICE OF EXERCISE; CLOSING. In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"); PROVIDED, that if the closing of the purchase and sale pursuant to the Option (the "CLOSING") cannot be consummated, in the reasonable opinion of Grantee, by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and PROVIDED FURTHER, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (x) Grantee receives official notice that an approval of any regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, (y) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval or (z) Grantee shall have the right pursuant to the last sentence of
Section 8 (or Section 10) to exercise the Option (or Substitute Option), Grantee shall nevertheless be entitled to exercise its right as set forth in Section 8 and Grantee shall be entitled to exercise the Option (or Substitute Option) in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 6.

            (f) PURCHASE PRICE. At the Closing referred to in subsection (e) of this Section 2, Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

            (g) ISSUANCE OF COMMON STOCK. At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by the Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares purchasable hereunder, and the Grantee shall deliver to Issuer a copy of this Agreement and a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Parent Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent rights or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under Issuer's shareholder rights agreement or any similar agreement then in effect.

            (h) LEGEND. Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer and voting of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the condi-tions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

            (i)  RECORD GRANTEE; EXPENSES.  Upon the giving by Grantee to
Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Grantee or the Issuer shall have failed or refused to designate the bank account described in subsection (f) of this Section 2.
Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

            3. RESERVATION OF SHARES. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including without limitation complying with all premerger notification, reporting and waiting periods in 15 U.S.C.
Section 18a the rules and regulations thereunder) in order to permit Grantee to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

            4. DIVISION OF OPTION; LOST OPTIONS. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

            5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

            (a) In the event that any additional shares of Common Stock, or any rights, options, warrants, subscriptions, calls, convertible securities or other agreements or commitments obligating Issuer to issue any shares of Common Stock, are issued or otherwise become outstanding after the date hereof (an "Increase"), the number of shares of Common Stock subject to the Option shall be increased by a number of shares equal to the product of (A) a fraction, the numerator of which is the number of shares of Common Stock for which the Option was exercisable immediately prior to the Increase and the denominator of which is the number of shares of Common Stock specified in Section 1 hereof and (B) the product of (i) 11.68193% and (ii) the number of shares of Common Stock on a fully diluted basis immediately after the Increase minus the number of shares of Common Stock on a fully diluted basis immediately prior to the Increase; provided that the number of shares of Common Stock subject to the Option shall in no event exceed 19.9% of the issued and outstanding shares of Common Stock immediately prior to exercise.

            (b) In the event of any change in Common Stock by reason of stock dividends, splits, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares or other similar transactions and no adjustment is required pursuant to the terms of Section 5(a), then, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

            (c) Whenever the number of shares of Common Stock on a fully diluted basis changes after the date hereof, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Common Stock purchasable immediately after the adjustment.

            6.  REGISTRATION RIGHTS.  Upon the occurrence of a Triggering
Event that occurs prior to an Exercise Termination Event (or as otherwise provided in the last sentence of Section 2(e)), Issuer shall, at the request of Grantee delivered at any time on or prior to the Option Expiration Date (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("OPTION SHARES") in accordance with any plan of disposition requested by Grantee.

Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 360 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee for a period of 18 months following such first request shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Grantee's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 25% of the total number of shares to be sold by Grantee and Issuer in the aggregate; and PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur (and such registration shall not be charged against Grantee). Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

            7. REPURCHASE OF OPTION AND OPTION SHARES. (a) Within ten business days following the occurrence of a Repurchase Event (as defined below), Issuer shall (i) deliver an offer (a "REPURCHASE OFFER") to repurchase the Option from Grantee at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which (A) the Alternative Transaction Price (as defined below) exceeds
(B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) deliver an offer (also, a "REPURCHASE OFFER") to repurchase the Option Shares from each owner of Option Shares from time to time (each, an "OWNER") at a price (the "OPTION SHARE REPURCHASE PRICE") equal to the Alternative Transaction Price multiplied by the number of Option Shares then held by such Owner. The term "ALTERNATIVE TRANSACTION PRICE" shall mean, as of any date for the determination thereof, the price per share of Common Stock paid pursuant to the Alternative Transaction or, in the event of a sale of assets of Issuer, the last per-share sale price of Common Stock on the fourth trading day following the announcement of such sale. If the consideration paid or received in the Alternative Transaction shall be other than in cash, the value of such consideration shall be determined by a nationally recognized investment banking firm selected by Grantee, which determination shall be conclusive for all purposes of this Agreement.

            (b) Upon the occurrence of a Repurchase Event and whether or not Issuer shall have made a Repurchase Offer under Section 7(a), (i) at the request (the date of such request being the "OPTION REPURCHASE REQUEST DATE") of Grantee delivered prior to an the Option Expiration Date, Issuer shall repurchase the Option from Grantee at the Option Repurchase Price and (ii) at the request (the date of such request being the "OPTION SHARE REPURCHASE
REQUEST DATE") of any Owner delivered prior to the Option Expiration Date, Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at the Option Share Repurchase Price.

            (c) Grantee and/or the Owner, as the case may be, may accept Issuer's Repurchase Offer under Section 7(a) or may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to
Section 7(b) by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to accept such offer or to require Issuer to repurchase the

Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days, after the surrender to it of this Agreement and/or Certificates for Option Shares, as applicable, following receipt of a notice under this Section 7(c) and the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price and/or the portion thereof that Issuer is not then prohibited from so delivering under applicable Law.

            (d) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable Law, from repurchasing the Option and/or any Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable Law, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (a) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (b) to the Owner, a certificate for the number of Option Shares covered by the revocation. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

            (e) The term "REPURCHASE EVENT" shall mean a Triggering Event followed by the consummation of any transaction included in the definition of Alternative Transaction.

            (f) Notwithstanding anything to the contrary in Sections 2(a) and 2(e), the delivery of a notice by Grantee under Section 7(b) specifying that such notice relating to an anticipated Repurchase Event under Section 7(d) is based on the Issuer's public announcement of the execution of an agreement providing for an Alternative Transaction shall be deemed to constitute an election to exercise the Option, as to the number of Option Shares not heretofore purchased pursuant to one or more prior exercises of the Option, on the fifth business day following the public announcement of the consummation of the transaction contemplated by such agreement, in which event a closing shall occur with respect to such unpurchased Option Shares in accordance with Section 2(e) on such fifth business day (or such later date as determined pursuant to the proviso in the first sentence of Section 2(e)).

            8. SUBSTITUTE OPTION IN THE EVENT OF CORPORATE CHANGE. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i)to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

            (b)  The following terms have the meanings indicated:

                  (1) "ACQUIRING CORPORATION" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

                  (2) "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                  (3) "ASSIGNED VALUE" shall mean the Alternative Transaction Price, as defined in Section 7.

                  (4) "AVERAGE PRICE" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

            (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

            (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

            (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "SUBSTITUTE OPTION Issuer") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

            (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

            9. EXTENSION OF TIME FOR REGULATORY APPROVALS. The 18-month period for exercise of certain rights under Sections 2, 6 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

            10. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. Issuer hereby represents and warrants to Grantee as follows:

            (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

            (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

            (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or by-laws of Issuer or any Issuer subsidiary, subject to obtaining any approvals or con-sents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Issuer subsidiary or their respective properties or assets which violation would have, individually or in the aggregate, a Parent Material Adverse Effect.

            (d) The provisions of Sections 78.411-78.444 of the General Corporation Law of Nevada will not, prior to the termination of this Agreement (assuming that prior to the date hereof neither the Grantee nor any of its affiliates or associates (as such terms are defined in the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Issuer, which in the aggregate, represent 10% or more of the outstanding shares of capital stock of the Issuer entitled to vote generally in the electing of directors (other than shares held in a fiduciary capacity)), apply to this Agreement or the transactions contemplated hereby and thereby. The Issuer has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

            11. ASSIGNMENT OF OPTION BY GRANTEE. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

            12. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $55,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer, or (iv) any combi-nation thereof, so that Grantee's actually realized Total Profit shall not exceed $55,000,000 after taking into account the foregoing actions.

            (b) As used herein, the term "TOTAL PROFIT" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months from the exercise of this Option with respect to such Option Shares, less (y) the Grantee's purchase price of such Option Shares, (ii) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, if permitted hereunder, (iii) any equivalent amount with respect to the Substitute Option, and (iv) the amount received by Grantee pursuant to Section 9.3 of the Merger Agreement; MINUS (b) the amount of cash paid to the Issuer pursuant to this
Section 12 plus the value of the Option Shares delivered to the Issuer for cancellation.

            (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive nor relieve Issuer's obligation to pay a fee pursuant to Section 9.3 of the Merger Agreement; PROVIDED that if Total Profit received by Grantee would exceed $55,000,000 following the receipt of such fee, Grantee shall be obligated to comply with the terms of Section 12(a) within 30 days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months of the exercise of this Option with respect to such Option Shares.

            13. FIRST REFUSAL. At any time after the first occurrence of a Triggering Event and prior to the later of (a) the expiration of 18 months immediately following the first purchase of shares of Issuer Common Stock pursuant to the Option and (b) the Option Termination Date, if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option or the shares of Issuer Common Stock or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an

"OFFEROR'S NOTICE"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted within 20 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or any such shares or other securities by Issuer shall be settled within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds; provided that, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase all of the Option or all of the shares or other securities covered by an Offeror's Notice or if any regulatory authority disapproves Issuer's proposed purchase of any portion of the Option or such shares or other securities, Grantee may, within 60 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such portion of the Option or such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this Section 11 shall not apply to (w) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (x) any disposition of Issuer Common Stock or other securities by a person to whom grantee has assigned its rights under the Option with the consent of Issuer, (y) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing more than 2% of the outstanding voting power of Issuer or (z) any transfer to a wholly owned subsidiary of Grantee which agrees in writing to be bound by the terms hereof.

            14. VOTING. For a period of 18 months from the date of exercise of the Option, so long as Grantee beneficially owns any Option Shares, Grantee agrees to (a) be present, in person or represented by proxy, at all stockholder meetings of Issuer, so that all Option Shares beneficially owned by holder may be counted for the purpose of determining the presence of a quorum at such meetings, and (b) vote or cause to be voted all Option Shares beneficially owned by it, with respect to all matters submitted to shareholders for a vote, in the same proportion as shares of Common Stock are voted by shareholders unaffiliated with Grantee.

            15. APPLICATION FOR REGULATORY APPROVAL. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance.

            16. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

            17. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

            18. NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

            19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

            21. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

            22. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            23. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

            IN WITNESS WHEREOF, OrNda Healthcorp and Tenet Healthcare Corporation have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 ORNDA HEALTHCORP



                                 By:
                                     -----------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

Attest:


Name:
     -------------------------
Title:-------------------------


                                 TENET HEALTHCARE CORPORATION


                                 By:
                                     -----------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

Attest:


Name:
     -------------------------
Title:------------------------

                                                         EXHIBIT F-2

                               FORM OF
                       STOCK OPTION AGREEMENT

            THIS STOCK OPTION AGREEMENT (this "AGREEMENT"), dated October 17, 1996, between OrNda Healthcorp, a Delaware corporation ("ISSUER"), and Tenet Healthcare Corporation, a Nevada corporation ("GRANTEE"),

                        W I T N E S S E T H:

            WHEREAS, Grantee and Issuer, among others, have entered into an Agreement and Plan of Merger, dated as of October 16, 1996 (the "MERGER AGREEMENT"), which agreement has been executed by the parties hereto prior to this Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

            WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

            1. GRANT OF OPTION. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "OPTION") to purchase, subject to the terms hereof, 11,608,358 shares of fully paid and nonassessable common stock of the Issuer, par value $.01 per share ("COMMON STOCK"), equal to 19.9% of the number of shares of Common Stock issued and outstanding as of the date hereof at a purchase price of $29.869 per share of Common Stock, as adjusted in accordance with the provisions of Section 5 of this Agreement (such price, as adjusted if applicable, the "OPTION PRICE").

            2. (a) EXERCISE OF OPTION. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2 on or prior to the last date of the 18-month period following such Triggering Event (the "Option Expiration Date").

            (b) OPTION TERMINATION EVENTS. The term "OPTION TERMINATION EVENT" shall mean either of the following events: (i) immediately prior to the Effective Time of the Merger; or (ii) termination of the Merger Agreement (A) by either party pursuant to Section 9.1(c) of the Merger Agreement, whether or not such termination occurs prior to the occurrence of a Triggering Event, provided that the matter giving rise to the order, decree, ruling or other action providing the basis for termination under Section 9.1(c) shall not have been initiated by Issuer or any Bidder, (B) by Grantee pursuant to Section 9.1(d)(i) of the Merger Agreement because of a material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Issuer and its subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United
States investor-owned hospital business in general) that is caused by the matters described in Schedule 5.8(a) to the Company Disclosure Letter if such termination occurs prior to the occurrence of a Triggering Event described in clause (i) of Section 2(c) hereof or (iii) by either party pursuant to any other provision of the Merger Agreement if such termination occurs prior to the occurrence of a Triggering Event.

            (c) TRIGGERING EVENTS. The term "TRIGGERING EVENT" shall mean either of the following events occurring after the date hereof:

                  (i) Any event shall have occurred that would entitle either party to terminate the Merger Agreement and permit Grantee to receive any fee from Issuer pursuant to Section 9.3 of the Merger Agreement (a "SECTION 9.3 EVENT"); or

                  (ii) Any person (the term "PERSON" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of

            1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder), other than Grantee or any of its subsidiaries or affiliates (such person, the "BIDDER"), shall make an offer or proposal for, or an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of, or reserving the right to engage in), an Alternative Transaction.

            (d) NOTICE OF TRIGGERING EVENT. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred.

            (e) NOTICE OF EXERCISE; CLOSING. In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"); PROVIDED, that if the closing of the purchase and sale pursuant to the Option (the "CLOSING") cannot be consummated, in the reasonable opinion of Grantee, by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and PROVIDED FURTHER, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (x) Grantee receives official notice that an approval of any regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, (y) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval or (z) Grantee shall have the right pursuant to the last sentence of Section 8 (or Section 10) to exercise the Option (or Substitute Option), Grantee shall nevertheless be entitled to exercise its right as set forth in Section 8 and Grantee shall be entitled to exercise the Option (or Substitute Option) in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 6.

            (f) PURCHASE PRICE. At the Closing referred to in subsection (e) of this Section 2, Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

            (g) ISSUANCE OF COMMON STOCK. At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by the Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares purchasable hereunder, and the Grantee shall deliver to Issuer a copy of this Agreement and a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Parent Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent rights or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under Issuer's shareholder rights agreement or any similar agreement then in effect.

            (h) LEGEND. Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer and voting of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

            (i)  RECORD GRANTEE; EXPENSES.  Upon the giving by Grantee to
Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Grantee or the Issuer shall have failed or refused to designate the bank account described in subsection (f) of this Section 2.
Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

            3. RESERVATION OF SHARES. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including without limitation complying with all premerger notification, reporting and waiting periods in 15 U.S.C.
Section 18a and the rules and regulations thereunder) in order to permit
Grantee to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

            4. DIVISION OF OPTION; LOST OPTIONS. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

            5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

            (a) In the event that any additional shares of Common Stock, or any rights, options, warrants, subscriptions, calls, convertible securities or other agreements or commitments obligating Issuer to issue any shares of Common Stock, are issued or otherwise become outstanding after the date hereof (an "INCREASE"), the number of shares of Common Stock subject to the Option shall be increased so that the number of shares issuable upon exercise of the Option shall be equal to the product of (A) the percentage of the outstanding Common Stock for which the Option was exercisable immediately prior to the Increase and
(B) the number of shares of Common Stock outstanding immediately after the Increase; provided that the number of shares of Common Stock subject to the Option shall in no event exceed 19.9% of the issued and outstanding shares of Common Stock immediately prior to exercise.

            (b) In the event of any change in Common Stock by reason of stock dividends, splits, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, and no adjustment is required pursuant to the terms of Section 5(a), then the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

            (c) Whenever the number of shares of Common Stock on a fully diluted basis changes after the date hereof, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Common Stock purchasable immediately after the adjustment.

            6.  REGISTRATION RIGHTS.  Upon the occurrence of a Triggering
Event that occurs prior to an Exercise Termination Event (or as otherwise provided in the last sentence of Section 2(e)), Issuer shall, at the request of Grantee delivered at any time on or prior to the Option Expiration Date (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("OPTION SHARES") in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 360 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee for a period of 18 months following such first request shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. The foregoing notwithstanding, if, at the time of any request by Grantee for registr-ation of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Grantee's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 25% of the total number of shares to be sold by Grantee and Issuer in the aggregate; and PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur (and such registration shall not be charged against Grantee). Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

            7. REPURCHASE OF OPTION AND OPTION SHARES. (a) Within ten business days following the occurrence of a Repurchase Event (as defined below), Issuer shall (i) deliver an offer (a "REPURCHASE OFFER") to repurchase the Option from Grantee at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which (A) the Alternative Transaction Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) deliver an offer (also, a "REPURCHASE OFFER") to repurchase the Option Shares from each owner of Option Shares from time to time (each, an "OWNER") at a price (the "OPTION SHARE REPURCHASE PRICE") equal to the Alternative Transaction Price multiplied by the number of Option Shares then held by such Owner. The term "ALTERNATIVE TRANSACTION PRICE" shall mean, as of any date for the determination thereof, the price per share of Common Stock paid pursuant to the Alternative Transaction or, in the event of a sale of assets of Issuer, the last per-share sale price of Common Stock on the fourth trading day following the announcement of such sale. If the consideration paid or received in the Alternative Transaction shall be other than in cash, the value of such consideration shall be determined by a nationally recognized investment banking firm selected by Grantee, which determination shall be conclusive for all purposes of this Agreement.

            (b) Upon the occurrence of a Repurchase Event and whether or not Issuer shall have made a Repurchase Offer under Section 7(a), (i) at the request (the date of such request being the "OPTION REPURCHASE REQUEST DATE") of Grantee delivered prior to an the Option Expiration Date, Issuer shall repurchase the Option from Grantee at the Option Repurchase Price and (ii) at the request (the date of such request being the "OPTION SHARE REPURCHASE
REQUEST DATE") of any Owner delivered prior to the Option Expiration Date, Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at the Option Share Repurchase Price.

            (c) Grantee and/or the Owner, as the case may be, may accept Issuer's Repurchase Offer under Section 7(a) or may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to
Section 7(b) by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to accept such offer or to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days, after the surrender to it of this Agreement and/or Certificates for Option Shares, as applicable, following receipt of a notice under this
Section 7(c) and the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price and/or the portion thereof that Issuer is not then prohibited from so delivering under applicable Law.

            (d) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable Law, from repurchasing the Option and/or any Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable Law, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (a) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (b) to the Owner, a certificate for the number of Option Shares covered by the revocation. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

            (e) The term "REPURCHASE EVENT" shall mean a Triggering Event followed by the consummation of any transaction included in the definition of Alternative Transaction.

            (f) Notwithstanding anything to the contrary in Sections 2(a) and 2(e), the delivery of a notice by Grantee under Section 7(b) specifying that such notice relating to an anticipated Repurchase Event under Section 7(d) is based on the Issuer's public announcement of the execution of an agreement providing for an Alternative Transaction shall be deemed to constitute an election to exercise the Option, as to the number of Option Shares not heretofore purchased pursuant to one or more prior exercises of the Option, on the fifth business day following the public announcement of the consummation of the transaction contemplated by such agreement, in which event a closing shall occur with respect to such unpurchased Option Shares in accordance with Section 2(e) on such fifth business day (or such later date as determined pursuant to the proviso in the first sentence of Section 2(e)).

            8. SUBSTITUTE OPTION IN THE EVENT OF CORPORATE CHANGE. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i)to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of Grantee, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

            (b)  The following terms have the meanings indicated:

                  (1) "ACQUIRING CORPORATION" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

                  (2) "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                  (3) "ASSIGNED VALUE" shall mean the Alternative Transaction Price, as defined in Section 7.

                  (4) "AVERAGE PRICE" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

            (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

            (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

            (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

            (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

            9. EXTENSION OF TIME FOR REGULATORY APPROVALS. The 18-month period for exercise of certain rights under Sections 2, 6 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

            10. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. Issuer hereby represents and warrants to Grantee as follows:

            (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

            (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

            (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or by-laws of Issuer or any Issuer subsidiary, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Issuer subsidiary or their respective properties or assets which violation would have, individually or in the aggregate, a Parent Material Adverse Effect.

            (d) The Board of Directors of Issuer having approved this Agreement and the consummation of the transactions contemplated thereby, the provisions of
Section 203 of the Delaware General Corporation Law do not and will not apply to this Agreement or the purchase of shares of Common Stock pursuant to this Agreement. The Issuer has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

            11. ASSIGNMENT OF OPTION BY GRANTEE. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

            12. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $55,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer, or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $55,000,000 after taking into account the foregoing actions.

            (b) As used herein, the term "TOTAL PROFIT" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months from the exercise of this Option with respect to such Option Shares, less (y) the Grantee's purchase price of such Option Shares, (ii) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, if permitted hereunder, (iii) any equivalent amount with respect to the Substitute Option, and (iv) the amount received by Grantee pursuant to Section 9.3 of the Merger Agreement; MINUS (b) the amount of cash paid to the Issuer pursuant to this Section 12 plus the value of the Option Shares delivered to the Issuer for cancellation.

            (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive nor relieve Issuer's obligation to pay a fee pursuant to Section 9.3 of the Merger Agreement; PROVIDED that if Total Profit received by Grantee would exceed $55,000,000 following the receipt of such fee, Grantee shall be obligated to comply with the terms of Section 12(a) within 30 days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months of the exercise of this Option with respect to such Option Shares.

            13. FIRST REFUSAL. At any time after the first occurrence of a Triggering Event and prior to the later of (a) the expiration of 18 months immediately following the first purchase of shares of Issuer Common Stock pursuant to the Option and (b) the Option Termination Date, if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option or the shares of Issuer Common Stock or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "OFFEROR'S NOTICE"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted within 20 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or any such shares or other securities by Issuer shall be settled within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds; provided that, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooper-ate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase all of the Option or all of the shares or other securities covered by an Offeror's Notice or if any regulatory authority disapproves Issuer's proposed purchase of any portion of the Option or such shares or other securities, Grantee may, within 60 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such portion of the Option or such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this Section 11 shall not apply to (w) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (x) any disposition of Issuer Common Stock or other securities by a person to whom grantee has assigned its rights under the Option with the consent of Issuer, (y) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing more than 2% of the outstanding voting power of Issuer or (z) any transfer to a wholly owned subsidiary of Grantee which agrees in writing to be bound by the terms hereof.

            14. VOTING. For a period of 18 months from the date of exercise of the Option, so long as Grantee beneficially owns any Option Shares, Grantee agrees to (a) be present, in person or represented by proxy, at all stockholder meetings of Issuer, so that all Option Shares beneficially owned by holder may be counted for the purpose of determining the presence of a quorum at such meetings, and (b) vote or cause to be voted all Option Shares beneficially owned by it, with respect to all matters submitted to shareholders for a vote, in the same proportion as shares of Common Stock are voted by shareholders unaffiliated with Grantee.

            15. APPLICATION FOR REGULATORY APPROVAL. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance.

            16. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

            17. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

            18. NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

            19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

            21. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

            22. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            23. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

            IN WITNESS WHEREOF, OrNda Healthcorp and Tenet Healthcare Corporation have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 ORNDA HEALTHCORP



                                 By:
                                     -----------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

Attest:


Name:
     ---------------------------
Title:
      --------------------------


                                 TENET HEALTHCARE CORPORATION


                                 By:
                                     -----------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------

Attest:


Name:

     ---------------------------
Title:
      --------------------------